UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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GTSI Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March 31, 2010

The Annual Meeting of the Stockholders of GTSI Corp., a Delaware corporation (“GTSI” or the “Company”), will be held at 10:00 a.m., local time, on Wednesday, April 21, 2010, at the Company’s headquarters located at 2553 Dulles View Drive, Suite 100, Herndon, Virginia (the “Meeting”) to consider and act on the following matters:

1.

To elect four Class 1 directors to serve until our 2013 Annual Meeting of Stockholders and one Class 2 director to serve until our 2011 Annual Meeting of Stockholders, until their successors are elected and qualified; and

2.

To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

If you are a holder of record of the Company’s common stock as of the close of business on March 3, 2010, you will be entitled to notice of, and vote at, the Meeting and at any adjournment(s) thereof. All stockholders are cordially invited to attend the Meeting in person.

You can vote your shares in one of four ways:

1.

Visit the web-site noted on your proxy card to vote via the internet;

2.

Use the toll-free telephone number on your proxy card to vote by telephone;

3.

Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

4.

Attend the meeting in person to ensure your representation at the Meeting.

Please mark, sign, date and return your proxy card as promptly as possible.

Stockholders are invited to visit the Corporate Governance section of our web-site in the “Investors” section of GTSI.com.

By Order of the Board of Directors

Charles E. De Leon

SVP, General Counsel & Corporate Secretary

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Voting and Solicitation	1
PROPOSAL 1	2
ELECTION OF DIRECTORS	2
Introduction	2
Class 1 Nominees for a Three-Year Term Expiring in 2013	2
Other Information	4
Class 2 Nominee for a One-Year Term Expiring in 2011	4
Class 2 Directors – Term Expiring in 2011	5
Class 3 Directors - Term Expiring in 2012	5
BOARD LEADERSHIP STRUCTURE, RISK OVERSIGHT, EXECUTIVE SESSIONS OF NONEMPLOYEE DIRECTORS, AND COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD	6
COMPENSATION OF DIRECTORS	11
EXECUTIVE COMPENSATON AND RELATED INFORMATION	14
Compensation Discussion and Analysis	14
SUMMARY COMPENSATION TABLE	26
EXECUTIVE OFFICERS	34
AUDIT FEES	44

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 21, 2010

The Notice of Annual Meeting of Stockholders, Proxy Statement and Form of Proxy regarding the Annual Meeting of GTSI’s stockholders and GTSI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.GTSI.com and can be accessed through the home page by clicking on “Investors” in the upper right hand corner. Once on the Investor page, go to the left-hand column and near the bottom click on “SEC Filings.” On this page, you will find our Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders, Form of Proxy and Proxy Statement pursuant to SEC Schedule 14A (Proxy Statement).

The Annual Meeting of Stockholders will be held at 10:00 a.m., local time, on Wednesday, April 21, 2010, at the Company’s headquarters located at 2553 Dulles View Drive, Suite 100, Herndon, Virginia.

For directions on attending the meeting and voting in person, please contact Paul Liberty at 703-502-2540 or via email at paul.liberty@gtsi.com; alternatively please go to our website at www.GTSI.com. On the upper left-hand corner of our homepage, roll your mouse over “About GTSI” and click on “Directions” and follow the appropriate instructions.

At the Annual Meeting, you will be asked to vote on the matter of electing four Class 1 directors to serve until our 2013 Annual Meeting of Stockholders and one Class 2 director to serve until our 2011 Annual Meeting of Stockholders and any other business as may properly come before the Meeting or any adjournment(s) thereof.

Details on voting are set out in the Notice of Annual Meeting and Proxy Statement on the cover page, and additional details and background on the matters to be considered are set out in the Proxy Statement.

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held April 21, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited by and on behalf of the Board of Directors of GTSI Corp., a Delaware corporation (“GTSI” or the “Company”), for use at the Annual Meeting of Stockholders to be held on April 21, 2010 at 10:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Meeting”).

The Meeting will be held at the Company’s principal executive offices located at 2553 Dulles View Drive, Suite 100 in Herndon, Virginia 20171.  The Company’s telephone number is (703) 631-3333. This Proxy Statement and the accompanying notice of the Meeting and form of proxy are first being sent or given to stockholders entitled to notice of, and to vote at, the Meeting on or about March 31, 2010.

The Company’s annual report for the fiscal year ended December 31, 2009, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Proxy Statement, but it is not part of the Company’s proxy soliciting material.

Only stockholders of record at the close of business on March 3, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting.  At the Record Date, 10,119,038 shares of the Company’s common stock, par value $0.005 per share (“Common Stock”), were issued and, excluding 326,052 shares held in treasury, 9,792,986 shares were outstanding for voting purposes.  None of the Company’s 680,850 shares of authorized preferred stock is outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting and Solicitation

As to all matters to be voted upon at the Meeting, each stockholder is entitled to one vote for each share of Common Stock held.  The presence in person or by proxy of a majority of the outstanding Common Stock entitled to vote constitutes a quorum for the conduct of business at the Meeting.

With respect to Proposal 1, if a quorum is present at the Meeting, the four nominees for Class 1 directors and the one nominee for Class 2 director, receiving the highest number of affirmative votes of Common Stock present in person or by proxy and entitled to vote on the election of directors will be elected.  In the election of directors, votes may be cast in favor or withheld with respect to any and all nominees; votes that are withheld may be excluded entirely from the vote and will have no effect on the outcome of the vote.  Broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted as shares that are present and entitled to vote for purposes of determining a quorum.  If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for pur poses of determining the presence of a quorum but will not be treated as present and entitled to vote with respect to that matter.

If a stockholder returns a proxy and no instructions are given, the Common Stock represented thereby will be voted as recommended by the Company’s Board of Directors (the “Board”), including “FOR” the election of the five nominees for directors, as listed below under “Election of Directors”.

The cost of this solicitation of proxies will be borne by the Company.  Proxies will be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, email or fax.  In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Company currently has a classified Board currently consisting of four Class 1 directors, three Class 2 directors and three Class 3 directors.  The current terms of Class 2 and Class 3 directors continue until the annual meeting of stockholders to be held in 2011 and 2012, respectively, and until their respective successors are elected and qualified.  There are currently ten Board members.

At each annual stockholders meeting, directors are elected for a full term of three years to succeed those directors whose term expires at the annual meeting date.

At the Meeting, the holders of Common Stock as of the Record Date will elect four Class 1 directors for three-year terms and one Class 2 director for a one-year term to fill the vacancy created by James Leto’s retirement from the Board as of April 21, 2010.  Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Company’s four nominees named below for Class 1 directors, all of whom are currently directors of the Company and the nominee named below for Class 2 director.  If any of the Company’s nominees is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee who will be designated by the current Board to fill the vacancy.  It is not, however, expected that any of the nominees will be unable or will decline to serve as a director.  Except for the relationship between James J. Leto and Todd Leto described in the section entitled “Certain Relationships and Related Transactions” below, there is no family relationship between any director, nominee for election as a director or executive officer of the Company and any other director, nominee for election as a director or executive officer of the Company.

Class 1 Nominees for a Three-Year Term Expiring in 2013

Following are summaries of the background, business experience and descriptions of the principal occupations of the nominees, as well as the specific qualifications, attributes or skills that led to the conclusion that these individuals should serve as directors of the Company.

Name	Age	Position(s) with the Company
Daniel R. Young	76	Director
Joseph “Keith” Kellogg, Jr.	61	Director
Lloyd Griffiths	68	Director
Linwood (Chip) Lacy, Jr.	64	Director

Daniel R. Young, age 76, has served as a director since 2001.  From 1977 until 2000, Mr. Young had been a senior executive officer of Federal Data Corporation, a provider of information technology products and services to government agencies, including serving since 1995 as President and Chief Executive Officer and since 1998 as Vice Chairman of the Board of Directors of Federal Data Corporation.  Mr. Young is also a director of Halifax Corporation, an enterprise maintenance solutions company, and NCI Corp., an information technology, systems engineering and integration company. Mr. Young served as a director for Analex Corp. from 2004 to 2007. As a result of these and other professional experiences, Mr. Young possesses particular knowledge and experience in strategic planning and leadership of information technology based organizations that strengthen the Board’s collective qualifications, skills and experience.

Joseph “Keith” Kellogg, Jr., age 61, has served as a director since April 2004 and previously was a Board member from October 29, 2003 until he resigned on December 8, 2003 to provide temporary service to the Federal Government. During this temporary service, General Kellogg served as Chief Operating Officer of the Coalition Provisional Authority in Baghdad, Iraq. General Kellogg was a member of the U.S. Army from 1971 to 2003, when he retired as a Lieutenant General and a highly decorated war veteran.  From September 2003 until January 2005, General Kellogg served as Senior Vice President for Homeland Security Solutions for Oracle Corp.  From January 2005 until July 2009, General Kellogg was employed by CACI International Inc., as an Executive Vice President, Research and Technology Systems.  Since June 2009, General Kellogg has been employed by Cubic Defense Applications, Inc. as Senior Vice President of Ground Operations. As a result of these and other professional experiences, Mr. Kellogg possesses particular knowledge and experience in governmental organization, strategic planning and leadership that strengthen the Board’s collective qualifications, skills and experience.

Lloyd Griffiths, age 68, has served as a director since April 2008. He is the current Dean of The Volgenau School of IT & Engineering at George Mason University, Fairfax, Virginia since 1997.  Prior to joining George Mason, Dr. Griffiths was Chair of the Electrical and Computer Engineering Department at the University of Colorado from 1994 to 1997; and Associate Dean for Research and Administration in the School of Engineering for nine years at the University of Southern California. Dr. Griffiths is on the board of directors of Information Systems Laboratories, Inc., a private engineering firm; and also serves as a Member of the Advisory Board of Geographic Services, Inc., a provider of geospatial systems; a Member of the Advisory Board of Vangard Voice Systems, a provider of voice technology for mobile enterprise; and a Member of the Technical Advisory Board of The Centre Tecnològic de Telecomunicacions de Catalunya (CTTC) in Barcelona, Spain. Dr. Griffiths holds M.S. and Ph.D. degrees in Electrical Engineering from Stanford University. As a result of these and other professional experiences, Mr. Griffiths possesses particular knowledge and experience in technology, engineering, and design, innovation that strengthen the Board’s collective qualifications, skills and experience.

Linwood (Chip) Lacy, Jr., age 64 has served as a director since November 4, 2009. Since 2008, Mr. Lacy has been an operating partner at Council Ventures, a private equity firm that makes investments in healthcare companies. Previously, he served as the President and Chief Executive Officer of Micro Warehouse Incorporated from October 1996 to October 1997. Mr. Lacy served as the Chief Executive Officer of Ingram Industries Inc., from June 1995 to April 1996 and President from December 1993 to June 1995. He served as the Co-Chairman and Chief Executive Officer of Ingram Micro, Inc., from 1985 to May 1996. He has held executive positions with Best Products and Zale Corporation's Catalogue Showroom Division. He has been a Director of NETGEAR Inc. since September 2002 and its Lead Independent Director since April 2006. He has been Chairman of MailExpress, Inc. since September 23, 2008. Mr. Lacy serves as a Director of Ingram Industries Inc., and Confidex OY.  He is a Director of New Day Pharmacy Corporation since, May 27, 2009.  He served as a Director of pcOrder.com, Inc. since August 1998 and as a Director of Modus Media, Inc. (Formerly, Modus Media International Holdings,

Inc.) since August 1998. He served as Director of EarthLink Network from June 1996 to February 2000 and as a Director of EarthLink Inc. from February 2000 to May 2008 when EarthLink Network merged with MindSpring. He previously served as a director for Evault, Inc., Marketworks Inc., Ingram Micro, Inc., CashConductor.com, ModusLink Corporation, SemEquip, Inc. and Auctionworks, Inc. He was inducted into the CRN Computer Museum Industry Hall of Fame in 1997. Mr. Lacy received both a B.S. degree in Chemical Engineering and an M.B.A. in Business from the Darden Graduate School of Business Administration at the University of Virginia. As a result of these and other professional experiences, Mr. Lacy possesses particular knowledge and experience in technology sales, operations and distribution that strengthen the Board’s collective qualifications, skills and experience.

The Board recommends a vote FOR the election of the four nominees listed above.

Class 2 Nominee for a One-Year Term Expiring in 2011

The name of the nominee for Class 2 director and certain information about him are set forth below:

Name	Age	Position(s) with the Company
Scott W. Friedlander	50	President and Chief Executive Officer

Scott W. Friedlander, age 50, has been President and CEO since February 16, 2010.  From December 1, 2007 until February 15, 2010, he was President and Chief Operating Officer of GTSI. Joining GTSI in 2001, Mr. Friedlander built a number of Enterprise Technology Practices as Vice-President. Mr. Friedlander's career in sales, marketing, enterprise solutions, operations and services spans nearly 25 years in the information technology industry. Prior to joining GTSI, he spent 19 years with Xerox Corporation in positions of ascending responsibility, culminating as Vice President/General Manager of Public Sector Operations for North America Solutions Group. In that role, he was responsible for revenues generated from seven Xerox Business Units, including the Federal, State and Local, Higher Education and the K-16 market place. Mr. Friedlander holds a BS Degree in Finance from the University of Maryland, College Park, Smith School of Business. As a result of these and other professional experiences, Mr. Friedlander possesses particular knowledge and experience of the Company’s structure and requirements, along with sales and operations experience that strengthen the Board’s collective qualifications, skills and experience.

The Board recommends a vote FOR the election of the nominee listed above.

Other Information

Securities and Exchange Commission (the “SEC”) regulations require the Company to describe material legal proceedings, including bankruptcy and insolvency filings, involving nominees for the Board of directors or companies of which a nominee was an executive officer. The Board’s Nominating & Governance Committee is not aware of any nominee involved in any of the foregoing types of legal proceedings during the past 10 years.

_________________

Following are summaries of the background, business experience and descriptions of the principal occupations of the directors not currently up for election, as well as the specific qualifications, attributes or skills that led to the conclusion that these individuals should serve as directors of the Company.

Class 2 Directors – Term Expiring in 2011

Lee Johnson, age 82, has served as a director since 1996.  Since 1984, Mr. Johnson has been the President of Federal Airways Corporation, a provider of highly modified, special mission high altitude aircraft to civilian and defense agencies.  From 1986 to 1994, Mr. Johnson served as Chairman of the Board of Directors of Falcon Microsystems, Inc., a government microcomputer reseller that was acquired by the Company in 1994. As a result of these and other professional experiences, Mr. Johnson possesses particular knowledge and experience in the information technology market, and the Company’s internal operations, and governmental organization that strengthen the Board’s collective qualifications, skills and experience.

Thomas L. Hewitt, age 71, has served as a director since May 2003, and previously served as a director from March 1996 until May 1998.  Since January 2000, Mr. Hewitt has been the Chief Executive Officer of Global Governments, Inc., a strategic planning and marketing company.  In 1984, Mr. Hewitt founded Federal Sources, Inc., a market research and consulting firm, where he served as Chief Executive Officer and Chairman of the Board until 1999.  Mr. Hewitt is also a director of Halifax Corporation, an enterprise maintenance solution company. Mr. Hewitt served as a director for Analex Corp. from 2004 to 2007.  As a result of these and other professional experiences, Mr. Hewitt possesses particular knowledge and experience in organizational structure, major corporation operations, as well as the technology sector that strengthen the Board’s collective qualifications, skills and experience.

Class 3 Directors – Term Expiring in 2012

Steven Kelman, Ph.D., age 61, has served as a director since 1997.  Since 1997, he has been the Weatherhead Professor of Public Management at Harvard University’s John F. Kennedy School of Government.  From 1993 to 1997, Dr. Kelman served as Administrator of the Office of Federal Procurement Policy at the Office of Management and Budget.  From 1986 to 1993, he was Professor of Public Policy at Harvard University’s John F. Kennedy School of Government. As a result of these and other professional experiences, Mr. Kelman possesses particular knowledge and experience in government operations and policy matters, as well as Federal regulatory insight that strengthen the Board’s collective qualifications, skills and experience.

Barry L. Reisig, age 64, has served as a director since May 2003.  Since July 2006, Mr. Reisig has been a business consultant.  From 2002 until 2006, Mr. Reisig was Vice President of Finance of System Planning Corporation, a developer of high technology systems, and President and Chief Executive Officer of its subsidiary, SPC International.  From 1980 to 2002, Mr. Reisig was a partner of Arthur Andersen LLP, involved principally in tax matters.  Mr. Reisig served as a board member for Healthaxis, Inc. from 2005 to 2008.  As a result of these and other professional experiences, Mr. Reisig possesses particular knowledge and experience in business operations and accounting, finance, and capital structure that strengthen the Board’s collective qualifications, skills and experience.

John M. Toups, age 84, has served as a director since 1997 and as Chairman of the Board since May 2007.  From 1978 until his retirement in 1987, Mr. Toups was President and Chief Executive Officer of PRC, Inc.  Mr. Toups is also a director of NVR, Inc., a homebuilding and mortgage banking company, Halifax Corporation, an enterprise maintenance solutions company, and Wildan Group, a civil engineering services company. Mr. Toups possesses particular knowledge and experience of and board practices of other major corporations, and finance, and capital structure that strengthen the Board’s collective qualifications, skills and experience.

BOARD LEADERSHIP STRUCTURE, RISK OVERSIGHT, EXECUTIVE SESSIONS OF NONEMPLOYEE DIRECTORS, AND COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD

Board Leadership Structure

There are currently 10 Board members. With the exception of Mr. Lee Johnson and Mr. Jim Leto (who intends to retire from the Board as of the Annual Meeting), all of our current directors are “independent” as defined by the applicable rule of The Nasdaq Stock Market, Inc. (“Nasdaq”). We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Company’s Chairman, benefits GTSI and its stockholders. GTSI’s President and Chief Executive Officer, Scott Friedlander, who is a nominee for election as a director, would not be an independent director under the Nasdaq rule.

The independent directors regularly have the opportunity to meet without Mr. Johnson and Mr. Leto in attendance, and, as discussed below, the Board has had since 2004 the position of lead independent director (“Lead Independent Director”). In 2007, Mr. Toups, the designated Lead Independent Director was elected to the Chairman of the Board role, and as a result, the Lead Independent Director role has been incorporated into the Chairman role for his tenure.  During 2009, there were four regular Board meetings and two special meetings.  During 2009 no director attended (in person or by telephone) less than 75% of the aggregate of (a) all Board meetings and (b) all meetings of Board committees of which he was a member.  The Company does not have a specific policy regarding attendance of directors at the annual stockholder meeting.  All directors, however, are encouraged to attend if available, and the Company tries to ensure that at least one independent director is present at the annual meeting and available to answer any stockholder questions. Messrs. Jim Leto, John Toups, Tom Hewitt, Lee Johnson, Steven Kelman, Keith Kellogg, Barry Reisig and Daniel Young were present at last year’s annual stockholders meeting (the “2009 Annual Meeting”).

Lead Independent Director

The Lead Independent Director role was created in 2004, to assist the Chairman of the Board and the other Board members in assuring effective corporate governance.  The Lead Independent Director’s responsibilities also include assisting the Chairman in reviewing the functions of Board committees and recommending the creation or discontinuance of committees, considering questions of potential conflicts of interest, acting as a resource on corporate governance matters, and acting as the spokesperson for the Company if the Chairman is absent.  For this service, the Lead Independent Director is to receive a yearly retainer of $10,000.  Mr. Toups was initially appointed as Lead Independent Director on April 29, 2004, and served in this role until his election to Chairman of the Board in May 2007. At that time, the role of Lead Independent Director was incorporated into the Chairman role for Mr. Toups’ tenure.

Chairman of the Board

In February 2006, the Board separated the duties of the Chairman of the Board and the Company’s Chief Executive Officer.  Mr. Toups, who is the current Chairman of the Board, has been Chairman since the 2007 annual meeting of GTSI’s stockholders.

GTSI recognizes that different board leadership structures may be appropriate for companies in different situations and believes that no one structure is suitable for all companies, and that the Company’s current Board leadership structure of separating the Chairman and the Company’s Chief Executive Officer (“CEO”) is optimal for the Company because it demonstrates to GTSI’s employees, vendors, customers and other stakeholders that GTSI is under balanced  leadership, with these separate functions handled by separate individuals, providing for appropriate prioritization and individual focus, while maintaining strong governance methods. The Board and the CEO believe that GTSI, like many U.S. companies, has been well-served by this leadership structure.

Risk Oversight

Our Board is responsible for overseeing GTSI’s risk management process. The Board considers GTSI’s general risk management strategy, the most significant risks facing GTSI, and works to ensure that appropriate risk mitigation strategies are considered by management. The Board is also apprised by our senior management of particular risk management matters in connection with the Board’s general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of GTSI’s risk management process. Among its duties, the Audit Committee reviews with management (a) GTSI policies with respect to certain risk areas that may be material to GTSI, (b) GTSI’s system of disclosure controls and system of internal controls over financial reporting, and (c) GTSI’s compliance with legal and regulatory requirements. Management primarily reports known or potential risk to the Audit Committee, however other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

GTSI’s management is responsible for day-to-day risk management. Our Treasury, Compliance and Internal Control areas serve as the primary monitoring and testing function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for the ongoing business of GTSI. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing GTSI and that our Board leadership structure supports this approach.

Executive Sessions of Nonemployee Directors

The Board holds executive sessions of its nonemployee directors generally at each regularly scheduled meeting. The Chairman of the Board serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

Interested parties, including stockholders, may communicate directly with the Chairman of the Board or specific individual directors may do so by direct mail to the following address: GTSI Corp., 2553 Dulles View Drive, Suite 100, Herndon, Virginia 20171, attn: General Counsel. GTSI's General Counsel will receive and review the communications and has been instructed by the Board to promptly forward all such communications to the director or directors indicated on the communications, unless the communication is clearly more appropriately addressed by other departments, such as customer service or accounts payable, in which case the communication will be forwarded by the General Counsel to the appropriate department.

When reporting a concern, interested parties are asked to supply sufficient information so that the matter may be addressed properly, and encouraged to identify themselves to assist GTSI in effectively addressing the concern. The interested party may choose to remain anonymous, and GTSI will use its reasonable efforts to protect the party’s identity to the extent appropriate or permitted by law.

COMMITTEES AND TRANSACTIONS WITH RELATED PARTIES

Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  The current charters of each of these committees, as well as the duties of the Lead Independent Director, are available on the Company’s Internet website, www.GTSI.com (located on the “About Us” web page, under Investors/Corporate Governance).  Also posted on such website is a description of the process for stockholders to send communications to the Board or to one or more particular Board members, as noted above.

Audit Committee

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of its financial statements.  The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditor.

Since the 2009 Annual Meeting, the Audit Committee has been composed of Messrs. Reisig (Chairman), Hewitt, Kellogg and Kelman.  All of the Audit Committee members during the past year, and all of the members who will be appointed for the current year, are independent in accordance with applicable rules of the SEC and Nasdaq.  Each current member is able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations and statement of cash flow.  The Board has determined that Mr. Reisig is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  During 2009, the Audit Committee met four times.

Compensation Committee

The primary purpose of the Compensation Committee is to provide assistance to the Board in fulfilling its responsibility with respect to oversight of the establishment, administration and appropriate functioning of stock, compensation and related matters for the Company’s employees. The Committee reviews the salaries and bonuses to be paid to the Company’s Chief Executive Officer and the Company’s other principal executive officers (Chief Financial Officer and President), and make recommendations to the Board on such salaries and bonuses.  The Compensation Committee reviews and approves the salaries and bonuses for the Company’s other officers, reviews and approves the compensation discussions and analysis, and administers the Company’s stock option and stock incentive plans.  Since the 2009 Annual Meeting, the Compensation Committee has been composed of Messrs. Young (Chairman), Griffiths and Toups.  Each of the committee members is independent in accordance with applicable Nasdaq rules.  During 2009, the Compensation Committee formally met seven times.

Nominating and Governance Committee

The primary purpose of the Nominating and Governance Committee (“Nominating Committee”) is to provide assistance to the Board in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company, as well as identify and recommend individuals to be presented to the stockholders for election or re-election as Board members.  Since the 2009 Annual Meeting, the Nominating Committee has been composed of Messrs. Toups (Chairman), Reisig and Young, all of whom are independent in accordance with applicable Nasdaq rules.  During 2009, the Nominating Committee formally met one time.

Transactions with Related Persons

We may occasionally participate in transactions with certain “related persons.”  Related persons include our executive officers, directors, director nominees, the beneficial owners of more than 5% of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest.  In 2003, we adopted a written policy as part of our audit committee charter that provides for the review and, if applicable, approval at each regularly scheduled meeting any related party transaction as required by Nasdaq. Under this policy, the Audit Committee is responsible for the review and approval of each related person transaction exceeding $120,000. The Audit Committee, or the Chairman, considers all relevant factors when determining whether to approve a related person transaction including, without limitation, whether the proposed transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties. Among other relevant factors, they consider the following:

·   the size of the transaction and the amount of consideration payable to the related person(s);

·   the nature of the interest of the applicable director, director nominee, executive officer or 5% stockholder, in the transaction; and

·   whether we have developed an appropriate plan to monitor or otherwise manage the potential for a conflict of interest.

Based on all relevant facts and circumstances, taking into consideration our contractual obligations, the Audit Committee determines whether it is in our and our stockholders’ best interest to continue, modify or terminate the related person transaction. In 2009, other than as discussed below under the caption “Certain Relationships and Related Transactions” the Audit Committee did not identify any related person transaction.

DIRECTOR NOMINATIONS AND QUALIFICATIONS

The Nominating Committee will consider nominees for director recommended by stockholders with respect to elections to be held at an annual stockholders meeting.  In accordance with the Company’s Bylaws, to nominate an individual for election to the Board at an annual stockholders meeting, a stockholder must deliver written notice of such nomination to the Company’s Secretary not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days notice or prior public disclosure of the date of such annual meeting is given or made to the stockholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made).  The notice of a stockholder’s intention to nominate a director must include:

•

information regarding the stockholder making the nomination, including name, address and number of GTSI shares that are beneficially owned by the stockholder;

•

a representation that the stockholder is entitled to vote at the meeting at which directors will be elected, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC’s proxy soliciting rules if the person had been nominated for election by the Board;

•

a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made; and

•

the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors and executive officers may also recommend director nominees to the Nominating Committee.  The committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees.  These criteria include the candidate’s experience, skills and personal accomplishments, including: intelligence, integrity, strength of character, and commitment. Nominees should also have the sense of timing required to assess and challenge the way things are done and recommend alternative solutions to problems; the independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight; an awareness of both the business and social environment in which today’s corporation operates; and a sense of urgency and spirit of cooperation that will enable them to interact with other Board members in directing the future, profitable growth of GTSI. Desired experience for director nominees include: at least 10 years of experience in a senior executive role with a major business organization, preferably, as either chief executive officer or chairman (equivalent relevant experience from other backgrounds such as academics or government may also be considered); a record of accomplishment and line operating (or equivalent) experience; first-hand experience with government contracting; a working knowledge of corporate governance issues and the changing role of the Board; and exposure to corporate programs designed to create stockholder value, while balancing the needs of all stakeholders. The foregoing is in addition to the other factors that are listed as an appendix to the Nominating Committee charter, which is posted on the Company’s Internet website, www.GTSI.com (located on the “About Us” web page, under Investors/Corporate Governance), as noted above.  The committee has not in the past retained any third party to assist it in identifying nominees.

Director nominees should not be employed by or affiliated with any organization that has competitive lines of business or that may otherwise present a conflict of interest. The composition, skills and needs of the Board change over time and will be considered in establishing the profile of desirable candidates for any specific vacancy on the Board. The Nominating Committee does not have a formal policy with respect to diversity; however, the Nominating Committee has determined that it is desirable for the Board to have a variety of differences in viewpoints, professional experiences, educational background, skills, race, gender, age and national origin, and considers issues of diversity and background in its selection process.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director.  These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year.  As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board.  Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a meeting.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee.  Such committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.  In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience, and capability on the Board.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2011, including the nomination of persons to serve on the Board, must be received by the Company’s Secretary not later than December 1, 2010, for inclusion in the proxy statement for that annual meeting.  Stockholders who wish to present a proposal at the annual meeting of stockholders to be held in 2011, which has not been included in the Company’s proxy materials, must submit such proposal in writing to the Company in care of the Company’s Secretary.  Any such proposal received by the Company’s Secretary after January 23, 2011, shall be considered untimely under the provisions of the Company’s bylaws governing nominations and the proposal of other business to be considered by the Company’s stockholders at that annual meeting.  As discussed above, the Company’s bylaws contain further requirements relating to timing and content of the notice that stockholders must provide to the Company’s Secretary for any nomination or other business to be properly presented at an annual meeting of stockholders.  It is recommended that stockholders submitting proposals direct them to the Company’s Secretary by certified mail, return receipt requested, to ensure timely delivery.  No stockholder proposals were received with respect to the Meeting.

Stockholders submitting proposals must have continuously held at least $2,000 in market value, or one percent (1%), of the Company’s securities entitled to be voted on the proposal for at least one year prior to submitting the proposal.  The stockholder’s proposal and accompanying supporting statement cannot exceed 500 words.  Stockholders may not submit more than one proposal per year.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of its directors, officers (including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees.  The Code of Ethics was updated in 2009, and a notice via an 8-K filing was made. The Code of Ethics is posted on the Company’s Internet website, www.GTSI.com (located on the Investor Relations web page).  The Company intends to satisfy the disclosure requirements under Item 5.05 of SEC Form 8-K regarding any amendment to or waiver of the Code of Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on the Company’s Internet website.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company (other than Mr. Lacy, who has requested not to be compensated) is compensated by the payment of an annual retainer of $25,000 (without proration thereof in the event of a partial quarter of service).  The Chairs of the Compensation and Audit Committees receive a $3,500 annual retainer, and each member of the Compensation and Audit Committees receives $1,500 per meeting attended in person or via telephone.  In addition, each Board member receives $1,500 for each Board meeting attended in person and $750 for each Board meeting attended via telephone. Each non-employee director also receives compensation in the form of a long-term incentive award, which may be restricted stock or stock options. In 2009, the non-employee directors received awards of restricted stock. Under the Amended and Restated 2007 Stock Incentive Plan, each eligible non-employee director is granted such restricted stock, restricted stock units, or other forms of long-term compensation available under the Plan, as the Board shall determine based on Compensation Committee recommendations using information provided by an independent executive compensation consultant.  Grants of restricted stock or restricted stock units are based on the closing price of Common Stock on Nasdaq on the date of grant.  Non-employee directors of the Company are not eligible to participate in the Company’s other stock option plans or the Company’s Employee Stock Purchase Plan.  The Lead Independent Director receives an additional annual retainer of $10,000.  In 2007, Mr. Toups, the designated Lead Independent Director, was elected to the Chairman of the Board role, and as a result, the Lead Independent Director role he held has been incorporated into the Chairman role for his tenure. During 2009, the non-employee Chairman of the Board received an annual fee of $40,000.

Except as discussed above, directors of the Company do not receive any other compensation for their service on the Board or any committee thereof, but are reimbursed for their reasonable expenses incurred in association with the performance of their duties.  In addition, Mr. Johnson received compensation for his services as a consultant to the Company (see section entitled “Certain Relationships and Related Transactions” below for information regarding this compensation.

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Option Awards ($) (d)	All Other Compensation ($) (e)	Total ($) (f)
Lloyd Griffiths	38,500	13,999	0	0	52,499
Thomas L. Hewitt	40,000	13,999	0	15,000(2)	68,999
Lee Johnson	32,500	13,999	0	195,000(3)	241,499
Joseph “Keith” Kellogg, Jr.	37,750	13,999	0	0	51,749
Steven Kelman, Ph.D.	38,500	13,999	0	0	52,499
Linwood “Chip” Lacy, Jr. (4)	0	0	0	0	0
James J. Leto (5)	-	-	-	-	-
Barry L. Reisig	42,000	13,999	0	0	55,999
John M. Toups	78,500	13,999	0	0	92,499
Daniel R. Young	43,500	13,999	0	0	57,499

(1)

Amount reflects the grant date fair value of the award computed in accordance with FASB ASC Topic 718.  Each director with an amount in this column received a restricted stock award of 3,333 shares of restricted stock.

(2)

Mr. Hewitt’s compensation is for services on the Professional Services Advisory Board.

(3)

Mr. Johnson’s compensation is shown in the section entitled “Certain Relationships and Related Transactions.”

(4)

Mr. Lacy is not receiving any compensation or stock awards as a director.

(5)

Mr. Leto’s compensation as Chief Executive Officer is shown in the Summary Compensation Table.

As of December 31, 2009, each director had the following amounts of options and restricted stock:

DIRECTOR’S OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Option Shares (#)	Restricted Stock Shares (#)
Lloyd Griffiths	0	3,333
Thomas L. Hewitt	20,000	3,333
Lee Johnson	60,100	3,333
Joseph “Keith” Kellogg, Jr.	10,000	3,333
Steven Kelman, Ph.D.	60,000	3,333
Linwood “Chip” Lacy, Jr. (1)	0	0
James J. Leto (2)	-	-
Barry L. Reisig	20,000	3,333
John M. Toups	62,000	3,333
Daniel R. Young	50,000	3,333

(1)

Mr. Lacy is not receiving Equity Awards as a director.

(2)

Mr. Leto’s equity awards as Chief Executive Officer are shown in the Outstanding Equity Awards at Fiscal Year-End Table.

Executive Compensation and Related Information

Background

At GTSI we recognize and understand that our people drive our success.  GTSI operates in an innovative and progressive segment of the systems integration industry.  Our employees – our human capital – are central to the value that GTSI creates for our clients and stockholders.  We believe that our key investments in our human capital management programs and practices have significantly improved our employees’ commitment, engagement, performance and retention.  We also believe this investment and improvement in employee engagement will continue to significantly improve our overall business performance.

Why human capital is such an important component

GTSI’s business involves several different, but related, elements:  the creation and delivery of customized solutions that enable our clients to achieve their performance and business goals; and the management of complex services and solutions.

Our success as a technology and strategic consulting services / solutions company is highly dependent on our employees.  We believe we have successfully developed a culture focused on embracing strategic human capital programs as well as our core values of Integrity, Trust, Teamwork, Accountability, Customer Focus and Fun.  We reinforce these key principles regularly in our training, our talent acquisition process/programs, performance management systems and internal communications.

Our compensation structure is designed to provide the framework for rewarding our human capital – our employees – for their contribution to our success.  The essential nature of their role in value creation is reflected in the industry’s compensation policies and levels, which tend to be highly incentive-driven and reflect generally high levels of compensation for many employees and, in particular, for key executives and producers.

Just as we strive to deliver profitability and competitive returns on our human capital, our compensation framework must also remain competitive to attract, retain and develop talented employees to serve client and stockholder interests.

Compensation Discussion and Analysis

This discussion describes and analyzes GTSI’s compensation program for GTSI’s named executive officers as of December 31, 2009.  These include: GTSI’s Chief Executive Officer, GTSI’s Chief Financial Officer, and the three most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) in fiscal 2009.  At the time this report was completed, the three additional most highly compensated executives were the President and Chief Operating Officer, the Senior Vice President of Sales and Marketing, and the Senior Vice President of Professional Services.

In this section we first cover GTSI’s compensation philosophy and objectives, the foundation of which is compensating for performance.  Next we review the process the Compensation Committee follows in deciding how to compensate GTSI’s named executive officers and provide a brief overview of the components of GTSI’s compensation program.  Finally, we engage in a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of the named executive officers for fiscal 2009.

The Compensation Committee’s Charter can be found on GTSI’s internet web-site under the corporate governance section.  For the fiscal year 2009, the Compensation Committee had seven formal meetings.

Compensation Philosophy and Objectives

GTSI’s executive compensation program is overseen by the Board’s Compensation Committee, the basic responsibility of which is to review the performance and development of GTSI’s management in achieving corporate goals/objectives and to assure that GTSI’s executive officers are compensated effectively in a manner consistent with GTSI’s strategy, competitive practice, sound corporate governance principles and stockholder interests.  The Compensation Committee believes that the compensation programs for GTSI’s executive officers should be designed to attract, motivate and retain talented executives responsible for the success of GTSI and should be determined within a framework that rewards performance.

Within this overall philosophy, the Compensation Committee’s key objectives are to:

•

Offer a total compensation program that is fair, flexible, and competitive and takes into consideration the compensation practices of a group of peer companies identified based on an objective set of criteria (the “Compensation Peer Group”).

•

Offer performance based, quarterly and annual variable short-term cash incentive awards based on GTSI’s achievement of designated quarterly and annual objectives.  These incentive awards are designed to comprise a significant portion of the executive’s total compensation.

•

Align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards that encourage a culture of ownership and retention.

•

Provide differentiated pay based on the executive’s skills, role in the organization, and contribution to performance.

The core of GTSI’s executive compensation philosophy is to pay for performance.  The Compensation Committee reviews GTSI’s compensation philosophy each year. There are four major components of the compensation of our named executive officers:  1) base salary, 2) short-term variable cash incentive awards, 3) long-term, equity-based incentive awards and 4) insurance, retirement and other employee benefits.  The weighting among the first three major components is structured heavily towards performance-based components such as attainment of earnings before tax – EBT.

The target baseline mix (which is subject to individual discretionary factors) for base salary, short-term variable cash incentive awards and long-term, equity- based incentive awards for 2009 are shown in the chart below.  As determined by the recently completed executive compensation analysis and benchmarking study facilitated through Mercer, the current mix of pay analysis for total direct compensation is aligned with the market and the peer companies identified below.  This is clearly evident in the below summary graphics.  These baseline amounts only serve as targets, and for individual executives the mix may vary depending upon individual performance, compensation history, scope of responsibility, internal equity, the external market and experience level.

Reflects Actual Annual Incentive	Base	Annual Incentive	Long Term Incentive
GTSI Executives Total Direct Compensation	48%	11%	41%
Market 25th Percentile Total Direct Compensation	36%	25%	39%
Market 50th Percentile Total Direct Compensation	36%	18%	46%

Reflects Target Annual Incentive	Base	Annual Incentive	Long Term Incentive
GTSI Executives Total Direct Compensation	48%	11%	41%
Market 25th Percentile Total Direct Compensation	38%	26%	37%
Market 50th Percentile Total Direct Compensation	35%	21%	44%

Compensation Process

In its process for deciding how to compensate GTSI’s named executive officers, the Compensation Committee begins by considering the competitive market data provided by its independent compensation consultant (Mercer).  The Compensation Committee engages an independent compensation consultant, to provide advice and recommendations on competitive market practices and specific compensation decisions. For purposes of evaluating competitive practices, the Compensation Committee, with assistance from their independent compensation consultant, identified criteria to select a list of companies that constitute GTSI’s Compensation Peer Group.  The Compensation Peer Group is reviewed annually and was last updated during late fiscal 2009. GTSI’s Compensation Peer Group consists of publicly traded companies, of similar size, that provide services, solutions and/or product to the federal and state and local governments. With this in mind, we also research and retain information about competitive pay levels through relevant and specific executive salary surveys.  The Compensation Peer Group data prepared by Mercer as well as key selected survey instruments is used for year-end compensation benchmarking.  The Compensation Peer Group was changed in 2010 to better align with the company’s current, on-going and future evolution to a systems integrator.

The members of the Compensation Peer Group (as of December 31, 2009) are as follows:

Companies

ScanSource Inc	SRA International	CIBER Incorporated
Stanley, Incorporated	EnPointe Technologies	ePlus Incorporated
MAXIMUS, Incorporated	Sapient Corporation

References to the “Compensation Peer Group” below refer to the Compensation Peer Group in effect at the time of the point of reference.

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary usually represents 40% to 50% of the executive’s total compensation and is intended to compensation the executive for the base market value of the position.  Base salary ranges and total target compensation (base salary plus annual short-term incentive opportunity) for named executive officers are determined for each executive based on his or her position and responsibility by using the following weighted formula:

1.

50% = Comparison of the positions of GTSI’s named executive officers to their counterpart positions in the Compensation Peer Group, plus

2.

50% = Comparison of the positions of GTSI’s named executive officers in select executive compensation salary surveys.  Specific surveys used including:  Mercer, Watson Wyatt, Radford, and Culpepper.

During its review of base salaries for executives, the Committee primarily considers:

•

Market data provided by our outside consultant;

•

Internal review of the executive’s compensation, both individually and relative to other officers; and

•

Individual performance and contribution of the executive.

For competitive benchmarking purposes, the positions of GTSI’s named executive officers were compared to their counterpart positions in the Compensation Peer Group, and the compensation levels for comparable positions in the Compensation Peer Group were examined for guidance in determining base salaries, annual cash incentives, total cash compensation, long-term incentive grant values and total compensation.  The Compensation Committee considers the value of each item of compensation, both separately and in the aggregate.

The Compensation Committee’s Charter can be found on GTSI’s internet web-site under the corporate governance section.  For the fiscal year 2009, the Compensation Committee had seven formal meetings.

The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the Chief Executive Officer and the Human Resources Department present industry-specific competitive market data, proposals and recommendations to the Compensation Committee.  The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting.  The independent compensation consultant works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent.  To date, Mercer has not undertaken any projects for management.

Compensation Components

To attract and retain key executives, GTSI follows a best practices pay model of providing total compensation to its named executive officers consisting of base salaries, short-term variable cash incentive awards and long-term, equity-based incentive awards.  Under this pay model, cash compensation is generally modest such that salary ranges for a given position will be between 40% and 50% of the midpoint of the base salary/ total target compensation (“TTC”) range established for each position.

The three major elements of GTSI’s executive officer compensation continue to be: (a) base salary, (b) short-term variable cash incentive awards, and (c) long-term, equity-based incentive awards.  For named executive officers, the Compensation Committee aims to set individual base salaries and at-target annual cash compensation with reference to the 25th - 50th percentile of the Compensation Peer Group and salary survey pool.  The total value of long-term, equity-based incentive awards is targeted with reference to the 50th percentile of the Compensation Peer Group and salary survey pool which, when combined with the 50th percentile-based target for cash compensation, results in an overall total target compensation at approximately the 50th percentile of the Compensation Peer Group and salary survey pool for these named executive officers.

The Compensation Peer Group was changed for 2010 to better align with the Company’s current, on-going and future evolution to a systems integrator.

These target percentiles are subject to the Compensation Committee’s discretion to pay below or above the stated percentiles based on recruiting needs, retention requirements, individual or company performance, succession planning, etc.  The following outlines how each compensation element accomplishes the above stated objectives and how the elements, in total, support GTSI’s compensation philosophy.

Base Salary

The Compensation Committee believes that the Company pays base salaries to its executive officers that are set conservatively and near the 25th percentile, compared with executive officers of the Compensation

Peer Group and salary survey pool. This is a change from the historical practice of paying base compensation at or near the 50% percentile.  As the Company has improved its stability and business performance as well as changed its peer company comparison group it has been determined that the 25th percentile is equitable for the current corporate performance and is competitive at this stage of the company’s evolution to a systems integrator.  As outlined above, base salaries are intended to comprise a relatively small portion of the executive’s total compensation.  The Committee, among other things, reviews and recommends to the Board the annual salaries of the Company’s principal named executive officers (Chief Executive Officer, President/Chief Operating Officer and Chief Financial Officer). The Committee, with input from the Chief Executive Officer, has been delegated by the Board the authority to set the annual base salaries of the remaining, less senior executive officer positions.  The Committee does not receive input from the Chief Executive Officer with regard to the Senior Vice President Sales, Todd Leto.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other significant change in job responsibility.  Merit based increases to salaries of executive officers are based on the Committee’s assessment of the individual’s performance and contributions in a given year.  Reviews for all executives are usually made in February of each year. Any adjustments are made effective as of the start of the then current year thereby giving the named executive officer a potential adjustment opportunity each twelve months.  Individual base salaries also reflect differences in individual performance, scope of responsibilities, internal equity, and experience level.

The following changes were made to base salary compensation for fiscal 2009:

Executive	Base Salary Change - Fiscal 2009
James Leto	0%
Scott Friedlander	0%
Peter Whitfield	0%
Todd Leto	12.0%
Charles DeLeon	4.2%

Short-Term Variable Cash Incentive Awards

The Compensation Committee believes that the primary portion of the annual cash compensation of each named executive officer should be in the form of short-term variable cash incentive pay.  By tying a significant portion of the executive’s compensation to short-term variable cash awards, GTSI seeks to align the executive’s interests with both short-term and long-term gains, as well as individual and company goals that align with stockholder interests.  GTSI’s pay philosophy is to target annual total compensation with reference to the 25th - 50th percentile of the Compensation Peer Group, with the opportunity to earn annual incentives in excess of that level based on achieving performance superior to the objectives the Compensation Committee has determined to reward.  Annual cash incentives are paid to reward achievement of critical short-term operating, financial and strategic goals that are expected to contribute to stockholder value creation over time.

The annual short-term incentive awards for named executive officers for fiscal 2009 were determined under GTSI’s Executive Incentive Plan (“EIP”) and are intended to comply with the exception for performance-based compensation under Internal Revenue Code Section 162(m).  Under the EIP, cash incentive awards are based on GTSI’s achievement of established financial performance goals (earnings before tax – EBT).  EBT is used as a performance measure because we believe that it currently represents the best measurement of our operating earnings.  The annual short-term incentive is intended to be paid or not paid primarily based on actions and decisions taken for that fiscal year which directly affect earnings.  Taxes are excluded because tax payments are not related to annual decisions on business operations. The Compensation Committee established the financial performance goals so that they are consistent with the goals in GTSI’s fiscal 2009 business plan established by the Board.

The actual formula applied to each eligible executive officer is based on the executive’s overall market compensation analysis and is tied to overall Company performance, a result that is not within the individual executive’s control.   Individual bonuses are calculated as a percentage of base salary and range from 30% to 75% in the case of officers generally, other than the Chief Executive Officer.  Under his 2006 Employment Agreement, as approved by the Board, in 2009 Mr. James Leto was entitled to a short-term incentive opportunity of $525,000 at 100% payout and $1,050,000 at 200%, payable periodically in accordance with the Company’s then senior bonus plan.  The maximum payout on the incentive plan, on an annual basis, is 350% following the guidelines outlined below.

The Short-Term Incentive Plan is an annual program set up to reward executives for attaining significant “stretch” profitability goals throughout the calendar year. Bonus payments are payable in the ratio of the percentage of the goal achieved upon attainment of EBT (adjusted, if necessary, for Board-approved one-time charges). The program is measured in four quarterly segments (except for the CEO who has an annual plan), and weighted in the following manner:  1/4th (Q1), 1/4th (Q2), 1/4th (Q3), 1/4th (Q4).  The Short-Term Incentive Plan has a minimum threshold (70% performance against the quarterly EBT goal), that needs to be met for a payout to be awarded and has a maximum payout of 350% of the Executive’s eligible incentive. For goals attained between 125% and 224.9%, 100% of the amount earned over 100% attainment is deferred to year end.  For goals attained between 225% and 350%, the award is given in restricted stock assuming the annual goal is achieved.

Goal Attainment	% Deferred to Year End
125% - 224.9%	100%
225% - 350%	Restricted stock

At the end of the year the Company will release any and all deferred variable incentive (cash and restricted stock) if the Company is successful in attaining its annual performance goal of at least the 125% level.  Any earned restricted stock award is given with a market price set at the first Board meeting after the start of the next year (i.e., January 30, 2010).  The EIP does include a favorable look-back provision throughout the year and at year end.

Favorable Look-Back Provision

The nature of GTSI’s business consistently delivers some revenue fluctuations between quarters.  In each quarter significant deals may be delayed in being awarded due to funding delays at the client level.  When this happens the incentive awarded as measured by quarterly EBT results may not adequately reflect the actual performance or work accomplished.  The favorable look-back provision applied at both the end of each quarter (i.e.: YTD) and again at the end of the year allows the Company to reward the executives for overall performance and not be penalized by the quarterly unevenness.  For example:  if at the end of Q2 the cumulative annual Earnings Before Taxes, or  EBT, goal is attained at the 100% level and the Company had only awarded a Q1 award of 70%, the Company would pay out both the current quarter at 100% and the previous quarter (Q1) at 100%.

In general, the following methodology was applied in setting the profitability goals/executive incentive targets:

The probability of hitting the 100% profitability/incentive goal is 75% of the time

The probability of hitting the 150% profitability/incentive goal is 50% of the time

The probability of hitting the 200% profitability/incentive goal is 25% of the time

The Board establishes the EBT goals at the beginning of each year.  In 2009, bonuses were earned by executive officers based on the application of the Short-Term Incentive Plan’s formula.  The Chief Executive Officer additionally employs the occasional use of “spot” bonuses in recognition of extraordinary performance.

Each of the named executive officers for the fiscal year ended December 31, 2009 received the following payments under the Short-Term Incentive Plan in 2009, and in February 2010 for fiscal 2009 Q4 performance.

Named Executive Officer	Base Salary	2009 Target Award Percentage	2009 EBT Target Achieved	2009 EIP Payment
James Leto	$525,000	100%	125%	$656,250
Scott Friedlander	$340,000	75%	125%	$318,750
Peter Whitfield	$250,000	50%	125%	$156,250
Todd Leto	$280,000	70%	125%	$245,000
Charles DeLeon	$250,000	50%	125%	$156,250

The cumulative awards made in 2009 to named executive officers under the Short-Term Incentive Plan for performance in 2009 are reflected in column (g) of the Summary Compensation Table on page 26.

Long-Term, Equity-Based Incentive Awards

Similar to the market, GTSI has gradually shifted to restricted stock and stock settled appreciation rights (“SSARs”) as the primary equity component of executive officer compensation through GTSI’s long-term incentive plan (“LTIP”).

These are GTSI’s primary vehicles for offering long-term incentives to its executives.  GTSI believes these components provide our executive’s with incentives to achieve long-term corporate performance, help to create a culture of ownership, and work to directly align interests with those of our stockholders.

GTSI’s Long-Term, Equity-Based Incentive Awards assist the Company in:

•	enhancing the link between the creation of stockholder value and long-term executive incentive compensation;
•	maintaining and improving long-term retention of key personnel;
•	ensuring the company provides a very competitive total compensation program for its key personnel;
•	provides an opportunity for increased equity ownership by executives; and
•	maintains competitive levels of total compensation.

Long-Term Incentive Plan

In 2004, the Board and stockholders approved the GTSI Long-Term Incentive Plan (the “LTIP”).  The purpose of the LTIP is to encourage behavior that creates superior financial performance and to strengthen the commonality of interests between LTIP participants and the Company’s owners in creating superior stockholder value.  The LTIP is designed and intended to comply, to the extent applicable, with Section 162(m) of the Internal Revenue Code.

The awards, in the form of cash incentive compensation, may be granted to officers of the Company and its subsidiaries in the Compensation Committee’s sole discretion, taking into account such factors as the Committee deems relevant in connection with accomplishing the purposes of the LTIP.  Prior to 2007, GTSI made no awards under the LTIP.  In February 2007, the Board approved an LTIP Program for 2007 that was disclosed in GTSI’s 2007 proxy soliciting material, with subsequent awards made to the executives.

For 2009, there are currently 17 officers eligible to participate in the LTIP.  There were no awards granted under the LTIP in 2009 to those officers who received awards in 2007.  Ms. Gillespie (Vice President, Professional Services) did receive an LTIP award in October 2009, and Mr. Stucke (Vice President, Accounting and Corporate Controller) did receive an LTIP award in November 2009.

Amendment to LTIP

In May 2007, the stockholders approved amendments to the LTIP authorizing in addition to cash awards, the issuance of restricted stock awards and stock-settled appreciation rights (“SSARs”) under GTSI’s Amended and Restated 2007 Stock Incentive Plan (the “2007 Incentive Plan”). Under the 2007 Incentive Plan, the Committee approved awards providing each executive with a market competitive grant of long-term incentives (50% restricted stock and 50% SSARs by value on the date of grant) with stock price appreciation to determine the value of the award. The LTIP program that was approved in 2007 for all GTSI executives is described below:

a.

The LTIP award amount is intended to be market competitive based upon the position and experience of the individual as benchmarked to the market and to internal positions as described above in the discussion of setting base salary.

b.

With the addition of the 50% SSARs component, the LTIP is substantially based upon improving stock price over time (award is weighted 50% restricted stock and 50% SSARs).

c.

The value of the SSARs component of the LTIP awards was based upon realistic stock price appreciation assumptions.

d.

The program length is five years with an equal amount of award being available to each eligible executive each year (except for the second year), contingent on the Company’s then annual performance and the executive’s contribution in the measurement year.

e.

All awards will have a five-year vesting schedule.  A qualified change of control will immediately vest all awards (stock options, restricted stock and SSARs).

f.

For the first plan year (2007), the Board approved accelerating the 2008 award thereby providing two years worth of awards (2007 and 2008) in 2007 to all eligible participants for the following reasons:

➢

To minimize the charge to earnings for restricted stock and SSARs as opposed to annual stock awards made in future years at a potentially higher stock price.

➢

The motivation to increase the stock price quicker will be accelerated with the leverage of two year’s worth of awards.

➢

To improve the retention value via a multiple year grant in 2007.

The restricted stock awards and SSARs awards made under the LTIP 2007 program were issued under the 2007 Incentive Plan. This Plan is part of the Company’s stock option and stock incentive programs, under which the Company may, separate from the LTIP, make stock awards to employees and non-employee directors as discussed below.

Stock Option and Stock Incentive Programs

Stock Option Program

Separate from the Company’s LTIP program, options to purchase Common Stock are a component of the Company’s executive long-term, equity based compensation programs.  The Committee views the grant of stock options as an incentive that serves to align the interests of executive officers with the Company’s goal of enhancing stockholder value.

The Committee reviews and acts upon recommendations by the Chief Executive Officer with regard to the grant of stock options to executive officers (other than to himself and Todd Leto).  Stock option award levels are determined based on market data, vary among participants based on their positions, performance and contribution, and responsibilities within the Company and previous stock option grants (if any) and are granted at the Committee’s regularly scheduled April meeting. On occasion, options are awarded at other times throughout the year for exceptional performance.  Newly hired or promoted executives, other than executive officers, receive their award of stock options on either their first day of regular employment or the day the award is approved by the Compensation Committee. The Compensation Committee does not “time” grants.

Options are awarded at the Nasdaq exchange’s closing price of the Common Stock on the date of the grant and reflect fair market value (“FMV”).  Options will only have value to an executive officer if the stock price increases over the exercise price.  The Committee has never granted options with an exercise price that is less than the closing price of the Common Stock on the grant date nor has it granted options which are priced on a date other than the grant date.  The majority of the options granted by the Committee vest at a rate of 25% per year on each of the first four anniversaries of the date of grant, provided that the option holder is a GTSI employee on the vesting date. The option term is typically seven years.  Vesting ceases upon termination of employment and vested options can be exercised within three months of termination.  Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or dividends.

Stock Incentive Program

Given the recent industry trend to move away from stock options as a key component of an executive compensation program, in 2005 the Committee initiated a review of other stock incentive programs from Longnecker.  As a result, in 2005 stockholders approved the addition of a stock incentive program to the Company’s then existing 1996 Stock Option Plan (which was changed to the title “1996 Stock Incentive

Plan”), that provides for options and alternative incentive programs to encourage performance and improve retention of key executives.

The Board, in February 2007, approved the amendment to the 1996 Stock Incentive Plan to provide for stock appreciation rights as a component of the stock incentive program and as a component of the 2007 LTIP program and stockholders approved the Board’s action at the 2007 annual stockholders meeting.  A full description of the Plan, as amended by the 2007 Incentive Plan, was provided in GTSI’s 2007 proxy soliciting material.

Under the 2007 Incentive Plan, the Company may, upon approval by the Compensation Committee (except for awards made to the Chief Executive Officer that requires the Board’s approval) make stock awards in the form of restricted stock, restricted stock units, or performance awards to select participants, including the named executive officers, whose annual non-equity incentive compensation represents a portion of their total annual compensation.  Under the stock incentive program, participants may be awarded a number of shares based on the individual’s performance or as part of the annual review of the executive’s compensation portfolio.

On August 5, 2009, the Company granted in the aggregate 145,000 stock option awards to its named executive officers with a vesting rate of 33 1/3% per year on each of the first three anniversaries of the date of grant, provided that the option holder remains a GTSI employee on the vesting date.  The stock option awards were issued with an exercise price of $6.40 per share, the closing market price per share on August 5, 2009.

Also on August 5, 2009, the Company granted in the aggregate 145,000 performance-based stock option awards to its named executive officers. The performance-based stock option awards are conditioned on the Company meeting a cumulative target of earnings before taxes for the three years ending December 31, 2011.  Upon the Compensation Committee’s determination that the Company has met the cumulative target of earnings before taxes on or before December 31, 2011, the performance-based stock option awards will vest at a rate of 33 1/3% per year on each of the first three anniversaries of such determination date.  If the cumulative target of earnings before taxes is met, the performance-based stock option awards will have an exercise price of $6.40 per share, the closing market price per share on August 5, 2009.  On the grant date, the Compensation Committee did not believe that it was “probable” that the Company would meet the cumulative target of earnings before taxes on or before December 31, 2011.

Insurance, Retirement and other employee benefits

GTSI’s named executive officers generally do not receive any special benefits.  GTSI offers broad based benefits to all its employees and executives are eligible to participate on the same basis.  The Company does not offer a retirement program.  However the Company does provide certain named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews and benchmarks the levels of perquisites and other personal benefits provided to named executive officers via its external executive consultant.

The named executive officers are provided annual executive physicals (by a certified third party), supplemental disability insurance and long-term care insurance.  During 2009, the Company’s Chief Executive Officer, Mr. Leto, had the following additional benefits:  $15,000 annual car allowance (plus gross up for taxes which was announced on February 15, 2008); $50,000 (plus gross up for taxes which was announced on February 15, 2008) annual long-term extended-stay residence in the Northern Virginia area; and $50,000 annual budget for travel to and from Mr. Leto’s primary residence and his Northern Virginia long-term extended-stay residence.  Additionally GTSI pays for various strategic business club memberships.

Severance and Change of Control Provisions for Named Executive Officers

See disclosure on page 35 titled: EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Internal Revenue Code Section 162(m), which provides that a publicly held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to the extent that compensation (including stock-based compensation) paid to each such officer exceeds $1 million in any year unless such compensation was based on performance goals.  The 2007 Incentive Plan is designed so that amounts realized on the award of shares and the exercise of options granted thereunder may qualify as “performance-based compensation” that is not subject to the deduction limitation of Section 162(m).  The Committee intends to evaluate other elements of compensation in light of Section 162(m) but may enter into arrangements that do not satisfy exceptions to Section 162(m), as the Committee determines to be appropriate.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its LTIP, stock option and stock incentive programs, in accordance with the requirements of FASB ASC 718, Compensation – Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Executive Compensation and Related Information above, which includes the Compensation Discussion and Analysis, with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Executive Compensation and Related Information be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Daniel R. Young, Chairman

Lloyd Griffiths

John Toups

SUMMARY COMPENSATION TABLE

The following table sets forth certain information for the year ended December 31, 2009 concerning compensation paid or accrued by the Company to or on behalf of:  (a) the Company’s Chief Executive Officer (“CEO”), and (b) the Company’s Chief Financial Officer (“CFO”), and (c) the three most highly compensated executive officers other than the CEO and CFO whose compensation during 2009 exceeded $100,000 (collectively, the “Named Executive Officers”). Discussion about this table and the Grants of Plan-Based Awards table (below) are set out in the above Compensation Discussion and Analysis section.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($) (4) (e)	Option Awards ($) (4) (f)	Non-Equity Incentive Plan Compensation ($)(2)(3) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
James Leto (6) CEO	2009 2008 2007	525,000 524,439 497,727	0 0 0	0 0 951,386	54,144(7) 0 1,443,899	656,250 802,058(9) 642,500	0 0 0	126,067(8) 125,594(10) 123,882(11)	1,361,461 1,452,091 3,659,394
Scott Friedlander President and COO	2009 2008 2007	340,000 340,000 301,705	0 0 0	0 0 378,175	81,216(12) 0 573,948	318,750 399,771(14) 215,642	0 0 0	8,225(13) 7,850(15) 7,878(16)	748,191 747,621 1,477,348
Peter Whitfield Senior Vice President and CFO	2009 2008	250,000 199,623	0 17,500(20)	0 29,981	81,216(17) 85,087	159,456(18) 144,431	0 0	8,225(19) 5,750	498,897 482,372
Todd Leto Senior Vice President	2009 2008	279,375 250,000	0 0	0 0	135,360(21) 0	245,000 295,714(23)	0 0	13,927(22) 9,169(24)	673,662 554,883
Charles DeLeon Senior Vice President and General Counsel	2009	249,792	0	0	40,608(25)	156,250	0	8,225(26)	454,875

1

Includes amounts, if any, deferred by the Named Executive Officer pursuant to the Company’s 401(k) plan.

2

Bonuses and Incentives under any Executive Bonus Plan are based on corporate and individual performance.  See “Compensation Discussion and Analysis.”

3

For Year 2007, includes incentive earned in 2007, but paid in 2008; for Year 2008, includes incentive earned in 2008, but paid in 2009; and for Year 2009, includes incentive earned in 2009, but paid in 2010.

4

Amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in the calculations of these amounts see Note 10 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K.

5

All other Compensation includes Company contribution to 401(k), if any, which in each is less than $10,000 per person.

6

Mr. Leto resigned as CEO on February 15, 2010; he remains as an employee until May 31, 2010.

7

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $71,424.

8

Amount includes housing allowance ($50,000), car allowance ($15,000), and commuting allowance ($50,000). Other perquisites include club membership, physical exam, and supplemental disability insurance.

9

A portion of the 2008 non-equity incentive award was paid in restricted shares which were issued and vested immediately on 1/30/2009. A total of 2,848 shares were issued totaling $16,376.

10

Amount includes housing allowance ($50,000), car allowance ($15,000), and commuting allowance ($50,000).  Other perquisites include club memberships, physical exam, and supplemental disability insurance.

11

Amount includes housing allowance ($50,000), car allowance ($15,000), commuting allowance ($50,000), and relocation ($2,084). Other perquisites include club memberships, physical exam, and supplemental disability insurance.

12

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $107,136.

13

Amount includes perquisites of physical exam, and supplemental disability insurance.

14

A portion of the 2008 non-equity incentive award was paid in restricted shares which were issued and vested immediately on 1/30/2009. A total of 1,355 shares were issued totaling $7,791.

15

Amount includes perquisites of physical exam, and supplemental disability insurance.

16

Amount includes perquisites of physical exam, and supplemental disability insurance.

17

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $107,136.

18

Amount includes an MBO payment.

19

Amount includes perquisites of physical exam, and supplemental disability insurance.

20

Amount reflects bonus for duties as Interim CFO and year-end audit.

21

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $178,560.

22

Amount reflects perquisites of club membership, physical exam, and supplemental disability insurance.

23

A portion of the 2008 non-equity incentive award was paid in restricted shares which were issued and vested immediately on 1/30/2009. A total of 996 shares were issued totaling $5,727.

24

Amount includes perquisites of club membership, physical exam, and supplemental disability insurance.

25

The grant date fair value of the performance-based stock option award based on the “probable” outcome is $0 and based on the “maximum” outcome is $53,568.

26

Amount includes perquisites of physical exam, and supplemental disability insurance.

NOTE:  Stock Award compensation is included in Option Exercises and Stock Vested table

			GRANTS OF PLAN-BASED AWARDS
Name (a)	Grant Date (b)	Approval Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (7)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)(1)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(1)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James Leto	8/5/09 8/5/09			525,000	1,050,000		20,000			20,000(2)	6.40 6.40	54,144 0
Scott Friedlander	8/5/09 8/5/09			255,000	510,000		30,000			30,000(3)	6.40 6.40	81,216 0
Peter Whitfield	8/5/09 8/5/09			125,000	250.000		30,000			30,000(4)	6.40 6.40	81,216 0
Todd Leto	8/5/09 8/5/09			196,000	392,000		50,000			50,000(5)	6.40 6.40	135,360 0
Charles DeLeon	8/5/09 8/5/09			130,000	260,000		15,000			15,000(6)	6.40 6.40	40,608 0

(1)

All grants were made under the 2007 Amended and Restated Stock Incentive Plan.

(2)

Shares vest as follows:  6,666 on 8/5/2010, 6,667 on 8/5/2011, and 6,667 on 8/5/2012.

(3)

Shares vest as follows:  10,000 on 8/5/2010, 10,000 on 8/5/2011, and 10,000 on 8/5/2012.

(4)

Shares vest as follows:  10,000 on 8/5/2010, 10,000 on 8/5/2011, and 10,000 on 8/5/2012.

(5)

Shares vest as follows:  16,667 on 8/5/2010, 16,666 on 8/5/2011, and 16,667 on 8/5/2012.

(6)

Shares vest as follows:  5,000 on 8/5/2010, 5,000 on 8/5/2011, and 5,000 on 8/5/2012.

(7)

Target represents attainment of 100% of Annual Short Term Incentive Plan; maximum represents attainment of 200% of Annual Short Term Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

James Leto	15,000 10,000 10,000 10,000 268,000 83,035 0	0 0 0 0 132,000(1) 124,553(2) 20,000(4)	0 0 0 0 0 0 0 20,000(5)	6.20 8.48 8.30 10.15 6.75 9.60 6.40 6.40	5/15/2011 5/9/2012 5/9/2013 5/10/2014 4/28/2013 2/2/2014 8/5/2016 12/31/2018	47,216(3)	234,191	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0

Scott Friedlander	15,000 15,000 53,600 30,000 33,006 0	0 0 26,400(6) 10,000(7) 49,510(9) 30,000(11)	0 0 0 0 0 0 30,000(12)	11.30 12.48 8.09 6.75 9.60 6.40 6.40	1/28/2010 12/1/2010 7/21/2012 4/28/2013 2/2/2014 8/5/2016 12/31/2018	4,620(8) 18,768(10)	22,915 93,089	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0

Peter Whitfield	7,500 7,265 6,250 3,113 0	7,500(13) 10,899(14) 18,750(16) 12,456(17) 30,000(19)	0 0 0 0 0 30,000(20)	11.00 9.60 5.55 9.60 6.40 6.40	3/22/2014 2/2/2014 10/29/2015 10/29/2015 8/5/2016 12/31/2018	4,132(15) 4,322(18)	20,495 21,437	0 0 0 0 0 0 0	0 0 0 0 0 0 0

Todd Leto	20,000 5,000 15,000 25,948 0	0 0 5,000(23) 38,923(24) 50,000(26)	0 0 0 0 0 50,000(27)	8.79 12.10 6.75 9.60 6.40 6.40	7/8/2010 3/19/2011 4/28/2013 2/2/2014 8/5/2016 12/31/2018	1,650(21) 4,620(22) 14,755(25)	8,184 22,915 73,185	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0

Charles DeLeon	5,000 5,000 10,000 10,050 15,000 19,098 0	0 0 0 4,950(28) 5,000(29) 28,647(30) 15,000(32)	0 0 0 0 0 0 0 15,000(33)	11.30 12.10 11.34 8.09 6.75 9.60 6.40 6.40	1/28/2010 3/19/2011 6/29/2011 7/21/2012 4/28/2013 2/2/2014 8/5/2016 12/31/2018	10,860(31)	53,866	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0

(1)

Shares vest as follows:  132,000 on 4/28/2010.

(2)

SSARs vest as follows:  41,517 on 2/2/2010, 41,518 on 2/2/2011 and 41,518 on 2/2/2012.

(3)

Shares vest as follows:  15,739 on 2/2/2010, 15,738 on 2/2/2011 and 15,739 on 2/2/2012.

(4)

Shares vest as follows:  6,666 on 8/5/2010, 6,667 on 8/5/2011 and 6,667 on 8/5/2012.

(5)

Assuming the performance condition is met, the award will vest at a rate of 33 1/3% per year on each of the first three anniversaries of the date the Compensation Committee determines that the performance condition has been met. See “Compensation Discussion and Analysis – Stock Incentive Program.”

(6)

Shares vest as follows:  26,400 on 7/21/2010.

(7)

Shares vest as follows:  10,000 on 4/28/2010.

(8)

Shares vest as follows:  2,310 on 7/20/2010 and 2,310 on 7/20/2011.

(9)

SSARs vest as follows:  16,503 on 2/2/2010, 16,503 on 2/2/2011 and 16,504 on 2/2/2012.

(10)

Shares vest as follows:  6,256 on 2/2/2010, 6,256 on 2/2/2011 and 6,256 on 2/2/2012.

(11)

Shares vest as follows:  10,000 on 8/5/2010, 10,000 on 8/5/2011 and 10,000 on 8/5/2012.

(12)

Assuming the performance condition is met, the award will vest at a rate of 33 1/3% per year on each of the first three anniversaries of the date the Compensation Committee determines that the performance condition has been met.

(13)

Shares vest as follows:  3,750 on 3/22/2010 and 3,750 on 3/22/2011.

(14)

SSARs vest as follows:  3,633 on 2/2/2010, 3,633 on 2/2/2011 and 3,633 on 2/2/2012.

(15)

Shares vest as follows:  1,377 on 2/2/2010, 1,377 on 2/2/2011 and 1,378 on 2/2/2012.

(16)

Shares vest as follows:  6,250 on 10/29/2010, 6,250 on 10/29/2011 and 6,250 on 10/29/2012.

(17)

SSARS vest as follows:  3,113 on 10/29/2010, 3,113 on 10/29/2011, 3,115 on 10/29/2012 and 3,115 on 10/29/2013.

(18)

Shares vest as follows:  1,080 on 10/29/2010, 1,080 on 10/29/2011, 1,081 on 10/29/2012 and 1,081 on 10/29/2013.

(19)

Shares vest as follows:  10,000 on 8/5/2010, 10,000 on 8/5/2011 and 10,000 on 8/5/2012.

(20)

Assuming the performance condition is met, the award will vest at a rate of 33 1/3% per year on each of the first three anniversaries of the date the Compensation Committee determines that the performance condition has been met.

(21)

Shares vest as follows:  1,650 on 7/21/2010.

(22)

Shares vest as follows:  2,310 on 7/20/2010 and 2,310 on 7/20/2011.

(23)

Shares vest as follows:  5,000 on 4/28/2010.

(24)

SSARS vest as follows:  12,974 on 2/2/2010, 12,974 on 2/2/2011 and 12,975 on 2/2/2012.

(25)

Shares vest as follows:  4,918 on 2/2/2010, 4,918 on 2/2/2011 and 4,919 on 2/2/2012.

(26)

Shares vest as follows:  16,667 on 8/5/2010, 16,666 on 8/5/2011 and 16,667 on 8/5/2012.

(27)

Assuming the performance condition is met, the award will vest at a rate of 33 1/3% per year on each of the first three anniversaries of the date the Compensation Committee determines that the performance condition has been met.

(28)

Shares vest as follows:  4,950 on 7/21/2010.

(29)

Shares vest as follows:  5,000 on 4/28/2010.

(30)

SSARS vest as follows:  9,549 on 2/2/2010, 9,549 on 2/2/2011 and 9,549 on 2/2/2012.

(31)

Shares vest as follows:  3,620 on 2/2/2010, 3,620 on 2/2/2011 and 3,620 on 2/2/2012.

(32)

Shares vest as follows:  5,000 on 8/5/2010, 5,000 on 8/5/2011 and 5,000 on 8/5/2012.

(33)

Assuming the performance condition is met, the award will vest at a rate of 33 1/3% per year on each of the first three anniversaries of the date the Compensation Committee determines that the performance condition has been met.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jim Leto	30,000	64,680	18,586	90,494
Scott Friedlander	0	0	9,991	49,371
Peter Whitfield	0	0	2,457	16,050
Todd Leto	0	0	9,944	50,967
Charles DeLeon	0	0	4,304	20,815

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Common Stock that has been issued as restricted stock and that may be issued upon future grants of stock incentive awards and future exercise of options under the Company’s equity compensation plans as of December 31, 2009, including the Company’s 1997 Stock Option Plan, Amended and Restated 2007 Stock Incentive Plan (formerly the 1996 Stock Incentive Plan), 1994 Stock Option Plan and the Company’s Employee Stock Purchase Plan.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options/ Restricted Stock (a)	Weighted Average Exercise Price of Outstanding Options/ Restricted Stock (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,388,028	$8.25	133,570
Equity compensation plans not approved by stockholders[1]	9,000	$9.14	N/A
Total	2,397,028	$4.35	133,570

1

Represents an aggregate of shares issuable under options granted from time to time to persons not previously employed by the Company, as an inducement essential to such persons entering into offer letters or employment agreements with the Company.

COMMON STOCK OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of February 21, 2010 (except as noted otherwise) by: (a) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) each of the Company’s directors who owns Common Stock; (c) each of the executive officers named in the Summary Compensation Table; and (d) all current directors and executive officers of the Company as a group.

	Shares	Percent
Name of Beneficial Owner[1]	Beneficially Owned	of Class
Linwood A. (“Chip”) Lacy, Jr. [2] c/o Solomon, Ward, Seidenwurm & Smith 401 B Street Suite 1200 San Diego, CA 92101	1,419,600	14.5%
T. Rowe Price 100 Light Street Baltimore, MD 21202	950,000	9.7%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	833,541	8.5%
M. Dendy Young c/o Charles Schwab & Co. ATTN: Thomas Farley Bethesda, MD 20814	783,284	8.0%
Franklin Advisors 1 Franklin Parkway San Mateo, CA 94402	625,000	6.4%
James J. Leto[3]	545,920	5.3%
Lee Johnson[4]	194,265	2.0%
Scott Friedlander[5]	181,609	1.8%
John M. Toups[6]	118,665	1.2%
Todd Leto[7]	110,674	1.1%
Steven Kelman, Ph.D.[8]	102,446	1.0%
Daniel R. Young[9]	86,665	*
Charles DeLeon[10]	83,087	*
Thomas L. Hewitt[11]	45,665	*
Peter Whitfield[12]	44,364	*
Barry L. Reisig[13]	39,665	*
Joseph “Keith” Kellogg, Jr.[14]	26,665	*
Lloyd Griffiths[15]	6,666	*
All Directors and Executive Officers as a group (14 persons)[16]	3,005,956	27.7%

*Less than one percent.

1

Such persons have sole voting and investment power with respect to all Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

2

Excludes 399,514 shares owned by the Linwood A. Lacy, Jr. 2004 Charitable Lead Annuity Trust; Mr. Lacy has no beneficial interest in such shares.

3

Includes 437,552 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2010.

4

Includes 60,100 shares for which options are exercisable or become exercisable within 60 days after February 21, 2010 and 3,333 restricted shares.

5

Includes 148,109 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2010.

6

Includes 62,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2010 and 3,333 restricted shares.

7

Includes 78,922 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2010.

8

Includes 60,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2010 and 3,333 restricted shares.

9

Includes 50,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2010 and 3,333 restricted shares.

10

Includes 68,697 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2010.

11

Includes 20,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2010, and 3,333 restricted shares.

12

Includes 31,511 shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2010.

13

Includes 20,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2010 and 3,333 restricted shares.

14

Includes 10,000 shares for which options are exercisable or become exercisable within 60 days after February 21, 2010 and 3,333 restricted shares.

15

Includes 3,333 restricted shares.

16

Includes 1,073,555 shares, comprising of shares for which options/SSARs are exercisable or become exercisable within 60 days after February 21, 2010 and restricted shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Exchange Act Section 16(a) requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file with the SEC reports concerning their beneficial ownership of the Company’s equity securities.  Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all such SEC reports they file.  Pursuant to Item 405 of SEC Regulation S-K, the Company is required in this Proxy Statement to provide disclosure of “insiders” who do not timely file such reports.  Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2009, Lloyd Griffiths, Thomas Hewitt, Lee Johnson, Joseph “Keith” Kellogg, Steven Kelman, Barry Reisig, John Toups, and Daniel Young failed to file timely a Form 4 regarding a grant of restricted stock, which was filed promptly thereafter. Scott Friedlander, James Leto, Todd Leto and Peter Whitfield failed to file timely a Form 4 regarding a grant of restricted stock.  Thereafter their Form 4’s were filed. Todd Leto failed to file timely a Form 3 and thereafter his Form 3 was filed.

EXECUTIVE OFFICERS

The Company’s executive officers, and certain information about each of them, are as follows:

Name	Age	Title
Scott Friedlander Peter Whitfield Todd Leto Charles DeLeon	50 51 42 45

President and Chief Executive Officer

Senior Vice President and Chief Financial Officer

Senior Vice President, Sales, Marketing and Operations

Senior Vice President, General Counsel and Corporate Secretary

Officers are appointed by and serve at the discretion of the Board, except that officers at the Vice President level are appointed by and serve at the discretion of the Chief Executive Officer.

For information concerning Mr. Leto, see “Election of Directors.”

Mr. Friedlander joined the Company in 2001 as Vice President, Sales, Technology Teams.  He was promoted in 2003 to Group Vice President, Sales, Enterprise Technology Practices.  In July 2005 he was promoted to Executive Vice President, Sales; to President and Chief Operating Officer as of December 1, 2007; and to President and Chief Executive Officer February 16, 2010.  From February 2000 until June 2001, he served as Executive Vice President of Sideware Corp., an internet customer service system company.  From 1982 until 2000, Mr. Friedlander was employed by Xerox Corp.¸ where he was promoted to Vice President/General Manager.

Mr. Whitfield joined the Company in March of 2007 as Division Vice President, Internal Audit and Process.  He was promoted to Vice President, Financial Planning, Analysis and Internal Audit in June of 2008.  In September of 2008, he was appointed Vice President and Interim CFO and in October of 2008, he was promoted to Senior Vice President and CFO.  From October 2003 to June 2004, he served as a consultant for Worldcom, Inc.  From June to September 2004, he served as Sr. Director of Procurement for Inphonic, Inc., then from September 2004 until May 2005, he served as Vice President of Fulfillment and from May 2005 until July 2006, he served as Sr. Vice President of Operations.  From August 2006 until March 2007, he served as a Financial Consultant for GTSI Corp.

Mr. James “Todd” Leto joined the Company in August of 2002 as Vice President, Integrator Solutions Group.  He was promoted to Senior Vice President, Sales in January 2005.  From February 2001 until July 2002, he served as a Senior Director, State & Local Sales, for Peregrine Systems, a software company. Additionally, he spent seven years at Oracle Corporation in positions of ascending responsibility culminating with Regional Sales Manager where he was responsible for one-third of Oracle’s federal practice.

Mr. DeLeon joined the Company in 2001 as Deputy General Counsel.  He was promoted to General Counsel in 2004, Vice President in 2004, Senior Vice President and General Counsel in 2007. Mr. DeLeon supervises the Contracts & Legal Department.  Prior to joining GTSI, Mr. DeLeon served as General Counsel, CyBiz, Inc., and as a Senior Counsel, PSINet Inc.  Mr. DeLeon was also Federal Counsel, EDS Federal Director, and prior to that worked for the Federal Government.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the 2009 fiscal year were: Daniel Young (Chairperson) for all of fiscal 2009; Thomas Hewitt through April 2009; Steven Kelman through April 2009; Lloyd Griffiths from April 2009 through December 2009; and John Toups from April 2009 through December 2009.  No member of this committee was at any time during the 2009 fiscal year or at any other time an officer or employee of the Company, and no member of this committee had any relationship with GTSI requiring disclosure under Item 404 of SEC Regulation S-K.  No executive officer of GTSI has served on the board of directors or compensation committee of any other entity that has or has had one of more executive officers who served as a member of the Board or its Compensation Committee during the 2009 fiscal year.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

 AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements, Severance Agreements and Change-of-Control Arrangements

The following is a description of the employment agreements and change-of-control arrangements with respect to each named executive officer.  The amount of compensation payable to each named executive officer upon termination without cause, termination for good reason and various change-of-control scenarios is shown below.  The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

James Leto

Effective as of February 16, 2006, the Company entered into an employment agreement with Mr. Leto. The agreement had an initial term of one year and thereafter its term would be automatically extended for a period of 12 months commencing on the first anniversary of the effective date and on each successive anniversary, unless either party gave notice that the agreement would not be renewed.

Mr. Leto resigned as CEO effective February 15, 2010. In connection with his retirement, Mr. Leto’s employment agreement terminated and he and the Company entered into a transition agreement dated as of January 20, 2010 under which Mr. Leto will receive (a) a base salary at his current rate of $525,000 per annum through March 31, 2010, and (b) a base salary at the rate per annum of $393,750 from April 1, 2010 to May 31, 2010, his last day as an employee.  As an employee, Mr. Leto is eligible to receive all applicable Company employee benefits through May 31, 2010, including the rights to any vesting of options to purchase GTSI common stock and awards of GTSI common stock currently held by Mr. Leto under the company’s Stock Incentive Plan.

Mr. Leto will provide consulting services to the Company during the period from June 1, 2010 until December 31, 2010. As a consultant, he will be paid an aggregate consulting fee of $131,250, to be paid over the seven-month period.

If the Company terminates Mr. Leto’s employment before May 31, 2010 or consulting services before December 31, 2010 for “non-performance,” Mr. Leto will be entitled to receive only payment of accrued but unpaid base salary or, as the case may be, consulting fees, and any other payments required by applicable law. If Mr. Leto’s employment or consulting services terminate because of his death or disability, his estate or he will continue to be entitled to receive the above-referenced compensation and benefits.

The following table sets forth the estimated payments and benefits that would be provided to Mr. Leto if his employment had been terminated on December 31, 2009, by the Company without cause or Mr. Leto for good reason.

Annual Base Salary ($)[1]	Prior 12 month short term incentive earned ($) [2]	Total ($)
525,000	656,250	1,181,250

____________________________

1 In 2009, Mr. Leto was entitled to a base salary of $525,000.

2 The amount represents Mr. Leto’s historical 12 month short term incentive earned as of December 31, 2009.

CEO Change of Control

Under his employment agreement (which was terminated in February 2010), Mr. Leto would have been entitled to the benefits set forth in the table above if he had terminated his employment agreement for good reason after any of the following events (a “Change of Control”), had occurred:

➢

Any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the  Exchange Act and the rules promulgated thereunder, other than Linwood A. Lacy, Jr. and his affiliates or a trustee or other fiduciary holding the Company’s voting securities under any employment benefit plan, becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 35% or more of the outstanding Company’s voting securities;

➢

The Company’s stockholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being exchanged for securities of the surviving entity) more than 50% of the combined voting power of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

➢

The Company’s stockholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the Company’s assets.

Under his employment agreement, “good reason” included the assignment of duties materially inconsistent with his position and status with the Company prior to the Change of Control, without Mr. Leto’s consent.

Mr. Leto and the Company also entered into a Change of Control Agreement providing, in addition to the change of control payments and benefits noted above, for the immediate vesting of unvested stock options awarded in 2006, and subsequent awards if any, upon a change of control. Under the Change of Control Agreement (which has terminated), the equity vesting would have occurred if Mr. Leto was terminated without cause or he terminated his employment for “good reason.” The definition of “change of control” and “good reason” were the same as above under the heading “CEO Change of Control”. Mr. Leto was also entitled to a tax gross up payment if excise taxes were payable on these benefits after the change of control.

2009 Annual Base Salary ($)[1]	Historical 12 month incentive (EBT) earned ($)[2]	Equity vesting ($)[3]	Restricted share vesting ($)[4]	Total ($)
525,000	656,250	0	234,191	1,415,441

____________________________

1 Lump sum one year base salary (2009) payable under the Employment Agreement.

2 The amount represents historical 12 month short term incentive earned as of December 31, 2009 payable under the Employment Agreement.

3 The amount represents the value of stock options and SSARs that would vest automatically pursuant to the Change of Control Agreement using the stock price of $4.96 per share on December 31, 2009 payable under the Change of Control Agreement.

4 The amount represents the value of restricted shares that would vest automatically pursuant to the Change of Control Agreement using the stock price of $4.96 per share on December 31, 2009 payable under the Change of Control Agreement.

If Mr. Leto had been terminated for cause, the Company would have had no obligations to Mr. Leto other than reimbursement of expenses incurred prior to such termination.

Scott Friedlander, Peter Whitfield, Todd Leto and Charles DeLeon

The Company has entered into Change of Control Agreements and Severance Agreements with certain key employees, including the named executive officers, including Mr. Scott Friedlander. The Change of Control Agreements and Severance Agreements are designed to promote stability and continuity of senior management.  Information regarding applicable payments under the Change of Control Agreements for the named executive officers is provided under the heading “Change of Control.”

Severance Agreements

As of March 2006, each of the named executive officers and two other officers also have a Severance Agreement.

The Company entered into a Severance Agreement with Messrs. Todd Leto and Charles DeLeon; each of whom are referred to as an “executive” for purposes of this discussion. Mr. Friedlander and Mr. Whitfield, each have an Employment Agreement (as discussed below), with severance provision as described below.

The agreement with each executive entitles the executive to a severance package if they are terminated by GTSI without “cause,” or are notified of one of the following conditions, and as a result, resign from GTSI within 30 calendar days of such notice (“resignation”):

➢

The executives’ annual base salary is reduced by more than 20% from its then current amount;

➢

The executives’ duties, responsibilities, authority, reporting structure, title (excluding any minor or inadvertent action which is remedied by the Company immediately after notice by the executive) are significantly or meaningfully, as reasonably determined by the Company, reduced by the Company;

➢

The Company asks the executive to permanently relocate to a different GTSI work site that would increase the executives’ one-way commute distance by more than 35 miles from their then principal residence.

In the event of the executives’ termination or resignation, the Company will pay the executive a severance payment in an amount equal to six months of the executives’ then current annual base salary (12 months for Scott Friedlander) (the “Severance Compensation”). The lump sum payment will be subject to standard withholdings and deductions.

The Company’s obligation to pay this Severance Compensation is subject to an effective release from the executive.

In the case of a Change of Control, as defined below, the terms of the Change of Control Agreement will supersede the terms of the executives’ Severance Agreement.

The following table sets forth the estimated payment to the executive if the Severance Agreement had been invoked on December 31, 2009:

Name	Cash Benefit ($)
Scott Friedlander	340,000[1]
Peter Whitfield	125,000[2]
Todd Leto	140,000[2]
Charles DeLeon	125,000[2]

_________________________

1 The amount represents twelve months of base salary, paid out in a lump sum.

 2 The amount represents six months of base salary, paid out in a lump sum.

Employment Agreements

2008

The Company and Mr. Whitfield entered into an employment agreement pursuant to which Mr. Whitfield has agreed to serve as Chief Financial Officer effective October 29, 2008. Pursuant to the agreement, the Company pays Mr. Whitfield a salary at the annual rate of $250,000 and during the term of the agreement, Mr. Whitfield will have a targeted annual incentive of up to $125,000 at 100% achievement, or $250,000 at 200% achievement, subject to the Company’s then existing incentive plan attainment level.

The Company will also provide Mr. Whitfield with a severance payment equal to six months of base salary for a termination without cause, as defined in the agreement, and in the case of termination without cause under a change of control occurrence (as defined in the agreement), a severance equal to 15 months of total targeted compensation. In addition, the Company will provide Mr. Whitfield with the employee benefits accorded other senior executive officers of the Company.

As part of Mr. Whitfield’s employment agreement, he received 25,000 options under the Company’s Amended and Restated 2007 Stock Incentive Plan in October 2008, and 5,402 restricted stock shares and 15,569 stock settled appreciation rights under the Company’s Long-Term Incentive Plan. Such awards are subject to the Company’s standard vesting periods.  Descriptions of these plans are located in the Company’s previous definitive proxy statement filed with the SEC on March 31, 2008.

2007

The Company and Mr. Friedlander entered into an employment agreement, effective December 1, 2007, pursuant to which Mr. Friedlander agreed to serve as President and Chief Operating Officer (the “Agreement”). Pursuant to the Agreement, the Company was to pay Mr. Friedlander an annual base salary of $340,000 and a targeted incentive up to $255,000, subject to the Company’s then existing incentive plan attainment level. In January 2010, the Board appointed Mr. Friedlander as CEO effective as of February 16, 2010 and agreed to pay Mr. Friedlander an annual salary of $400,000, and a targeted incentive up to $450,000.

The Company will also provide Mr. Friedlander with a severance payment equal to 12 months of annual base salary for a termination without cause, as defined in the Agreement, and in the case of termination without cause under a change of control occurrence (as defined in the Agreement), a severance equal to 18 months of total targeted compensation. In addition, the Company provides Mr. Friedlander with the employee benefits accorded other senior executive officers of the Company.

Change of Control

The Compensation Committee and the Board have approved change of control agreements with the current four named executive officers, other than Mr. Scott Friedlander, and nine other officers.  These agreements provide that if, within six months prior to or 18 months following a change of control, such officer is terminated as an employee of the Company other than for cause, or the officer resigns because his or her compensation is reduced, his or her responsibilities are substantively diminished, or he or she is required to relocate, he or she will receive specific payments based on his or her then current annual base salary and targeted annual bonus. Each of Messrs. Whitfield, Todd Leto and DeLeon are referred to as an “executive” for purposes of this discussion.

The Change of Control Agreement provides, without changing the nature of the at-will employment relationship, that in connection with a Change of Control, the executive will be entitled to the cash benefits, health insurance benefits, gross-up benefits as well as immediate vesting of any outstanding stock options, restricted stock or SSARs, as described below.

If during or following a Change of Control, the executive is terminated for Cause, the Company will have no obligations to such executive other than reimbursement of expenses incurred prior to such termination. If an executive resigns (other than for Good Reason), he will not be entitled to further compensation except as may be provided by the terms of any benefit plans of the Company in which he participates and for salary accrued but unpaid through the date of resignation and reimbursement of expenses incurred prior to such date.

Change of Control Termination Benefits. If an executive's employment with the Company is terminated without Cause, or the executive resigns for Good Reason during the Change of Control Period, or events leading to executive's resignation for Good Reason are effected in anticipation of a Change of Control, including an attempt to avoid the Company’s or its successor's obligations under the Change of Control Agreement, the following will occur:

(a) As of December 31, 2009, the Company was obligated to provide to the executives a severance payment equal to a set amount of the executive's then annual total target compensation as set forth in the table below.  In the case of Mr. Friedlander the amount is based on 18 months, and for Mr. Whitfield, Mr.

Todd Leto and Mr. DeLeon, the amount is based on 15 months.  This amount will be paid in a lump sum within 30 days.  In addition, the Company will provide the executive, at the Company’s expense, with continued group health insurance benefits (medical, dental and vision) for executive and executive's eligible dependents under COBRA for a period of up to six months following the effective date of executive’s termination without Cause or resignation for Good Reason; or the executive is gainfully employed at another place of work, whichever is sooner.

(b) Any unvested stock awards issued to executive will have their vesting accelerated in full so as to become fully vested and immediately exercisable as of the date of such termination.

(c) Payment is contingent on an effective release from the executive.

"Cause" means the executive's

(i) willful and continued failure to substantially perform his/her duties with the Company or willful and continued failure to substantially follow and comply with the specific and lawful directives of the Chief Executive Officer, as reasonably determined by the Chief Executive Officer (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure after notice of resignation), after a written demand for substantial performance is delivered to the executive by the Chief Executive Officer, which demand specifically identifies the manner in which the Chief Executive Officer believes that the executive has not substantially performed his/her duties,

(ii) conviction of any felony involving moral turpitude;

(iii) engaging in illegal business practices or other practices contrary to the written policies of the Company;

(iv) misappropriation of assets of the Company;

(v) continual or repeated insobriety or drug use;

(vi) continual or repeated absence for reasons other than disability or sickness;

(vii) fraud; or

(viii) embezzlement of Company funds.

"Change of Control" includes:

(i) the acquisition by any individual or entity resulting in the control of 50% or more of outstanding shares of GTSI;

(ii) a change in a majority of the Company Board of Directors (other than through an “act of God”) and clearly related to the acquisition if the change occurred during any 12 consecutive months, and the new directors were not elected by the Company’s stockholders or by a majority of the directors who were in office at the beginning of the 12 months; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (and the consummation thereafter), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

"Change of Control Period" means the period of time starting six months prior to the date the Change of Control is effected and ending 24 months following such Change of Control.

"Good Reason" means any one of the following events (so long as executive tenders his resignation to the Company within 60 days after the occurrence of the event which forms the basis for any termination for Good Reason and clearly related to the Change of Control event):

(i) any reduction of the executive's then existing annual base salary or annual bonus target;

(ii) any material reduction in the package of benefits and incentives, taken as a whole, provided to the executive (except that employee contributions may be raised to the extent of any cost increases imposed by third parties as applied to the Company as a whole) or any action by the Company which would materially and adversely affect the executive's participation or reduce the executive's benefits under any such plans, except to the extent that such benefits and incentives are reduced as to be made equivalent to the benefits and incentives of all other executive officers of the Company and/or its successor or assign;

(iii) any diminution of the executive's duties, responsibilities, authority, reporting structure, titles or offices, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the Company immediately after notice thereof is given by the executive;

(iv) request that the executive relocate to a work site that would increase the executive's one-way commute distance by more than 35 miles from his then principal residence, unless the executive accepts such relocation opportunity;

(v) any material breach by the Company of its obligations under the agreement; or

(vi) any failure by the Company to obtain the assumption of the agreement by any successor or assign of the Company.

For six months following the termination of employment, each executive agrees not to disclose any confidential information obtained by him while in the employ of the Company with respect to the company’s business.  In addition, each executive has agreed that during the term of his employment agreement and for six months thereafter, he generally will not (i) engage in any business in North America that is substantially identical to the business of GTSI or (ii) hire any employee, consultant or director of GTSI or encourage any such person to leave his or her job with GTSI or (iii) induce any client of GTSI to terminate its business relationship with the Company.

If it is determined that any payment or distribution by the Company to or for the benefit of the executive in connection with a Change of Control would be subject to the excise tax imposed by Internal Revenue Code Section 4999, the executive will be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that, after payment by the executive of the excise tax imposed by Code Section 4999 on the Gross-up Payment, the executive retains an amount of the Gross-up Payment equal to the excise tax imposed upon the Change of Control payments.

The following table sets forth the established payments and benefits that would be provided to each executive if their employment is severed or materially changed by a Change of Control as of December 31, 2009 if the executive had been terminated without cause or had terminated for good cause:

Name	Base salary benefit ($)	Annual Short Term Incentive Benefit ($)	Health Insurance Benefits ($)[1]	Option/SSARs Awards ($)[2]	Restricted Share Awards ($)[3]	Total ($)[8]
Scott Friedlander[4]	510,000	382,500	12,000	0	116,004	1,020,504
Peter Whitfield[5]	312,500	156,250	12,000	0	41,981	522,731
Todd Leto[6]	350,000	245,000	12,000	0	104,284	711,284
Charles DeLeon[7]	312,500	156,250	12,000	0	53,866	534,616

______________________________

1 The amount represents an estimate of 6 months of health insurance benefits at the current 2010 rate

2 The amount represents fair market value of option and SSARs awards at the closing price on December 31, 2009 ($4.96)

3 The amount represents fair market value of restricted share awards at the closing price on December 31, 2009 ($4.96)

4 Mr. Friedlander is eligible for 18 months of total target compensation

5 Mr. Whitfield is eligible for 15 months of total target compensation

6 Mr. Todd Leto is eligible for 15 months of total target compensation

7 Mr. DeLeon is eligible for 15 months of total target compensation

8 Does not include “gross up” payments based upon determination that the amounts shown would not be subject to the excise tax imposed by Code Section 4999

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and Federal Airways Corporation, a company of which Mr. Johnson is the owner and president, are parties to a consulting agreement, which began in 1997.  In January of 2009, a new consulting agreement was executed and will continue until Mr. Johnson ceases to be a director of the Company or either party terminates the agreement.  Under the agreement, if the Company calls upon Mr. Johnson to provide services in respect of Company matters, the Company pays Mr. Johnson a fee of $2,000 per day for his services and reimburses his related out-of-pocket expenses.  During 2009, the Company paid Federal Airways Corporation $195,000, plus reimbursement of related out-of-pocket expenses of $7,583, for a total of $202,583 for services performed by Mr. Johnson during the year. During 2000 and 2001, the Company provided substantial equipment financing to a customer that was not otherwise affiliated with the Company or Mr. Johnson. In 2002 this customer was acquired by a “Fortune 100” company for which the Company continues to provide equipment and services. During 2004 the Company obtained additional contracts from this customer for five new locations. Since 2000 the Company has provided this customer approximately $350 million of equipment and services, and Mr. Johnson continues to assist the Company in the support of this customer.  In 2006, Mr. Johnson informed the Company of his desire to substantially reduce his consulting activity; and in January 2009, the Company and Mr. Johnson entered into a new agreement that further reduces his consulting activity.

Former Chief Executive Officer James J. Leto’s son, Todd Leto, serves as Senior Vice President, Sales and Marketing, a division of the Company. For 2009, refer to the Summary Compensation Table on page 26. During 2007, Mr. Todd Leto received a salary of $249,432, an incentive of $188,475, country club initiation fee of $15,000, and club membership of $2,603. By agreement between the Company and James

J. Leto, Mr. James Leto did not participate in any decision making at GTSI with respect to Mr. Todd Leto’s performance or compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee of the Board (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference in any of those filings.

The Board adopted a written Audit Committee Charter, a copy of which is posted on the Company’s Internet website, www.GTSI.com (located on the Investor Relations web page).  The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report “independent” as independence is defined in Nasdaq Rule 4200(a)(15).

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP to review and discuss significant accounting issues.

The Audit Committee members have reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009. Management advised the Audit Committee that all of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2009 were prepared in accordance with U.S. generally accepted accounting principles and the Audit Committee discussed such financial statements with both management and PwC.

Prior to the commencement of the audit, the Audit Committee discussed with Company’s management and PwC the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with PwC, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee members’ review included discussion with PwC of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to the Company’s independent registered public accounting firm, members of the Audit Committee, among other things, discussed with PwC matters relating to its independence, including the written disclosures and letter received by the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The Audit Committee reviewed and pre-approved the non-audit services described below provided by PwC during 2009. The Audit Committee has considered whether the provision by PwC of non-audit services to the Company is compatible with maintaining PricewaterhouseCooper’s independence and concluded it was compatible with maintaining the requisite independence.

The Audit Committee also works with the internal auditor that reports directly to the Audit Committee and the Chief Financial Officer.

Management determined that the Company was a non-accelerated filer for its 2009 fiscal year since its float fell below the required threshold of $50 million for non-affiliates as of the last business day of its most recently completed second fiscal quarter. During the course of closing the fiscal year ended December 31, 2009, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Company requested that PwC complete their assessment of the effectiveness of internal controls over financial reporting even though the requirement is not required for non-accelerated filers.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited consolidated financial statements referred to above in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Audit Committee members for the year ended December 31, 2009:

Barry L. Reisig, Chairman

Thomas Hewitt

Joseph Keith Kellogg, Jr.

Steven Kelman

AUDIT FEES

The following table shows the fees paid or incurred by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for 2009 and 2008.

	2009	2008
Audit Fees	$1,119,103	$1,308,500	[1]
Audit Related Fees	$0	$80,000
Tax Fees	$55,000	$20,000
All Other	$6,500	$1,500
Total	$1,180,603	$1,410,000

1

Includes fees for audit of consolidated financial statements, audit of internal controls over financial reporting, quarterly reviews, advisory services related to Form S-8 registration statements, and/or advisory services related to certain accounting issues.

Effective May 6, 2003, GTSI was required to obtain pre-approval by our Audit Committee for all audit and permissible non-audit related fees incurred with our independent registered public accounting firm.  The Audit Committee has adopted additional pre-approval policies and procedures. All audit and tax fees were approved in advance by the Audit Committee.  When it is efficient to do so, we use third parties other than our auditors to perform non-audit work, such as tax work, on behalf of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Due to timing reasons, the Board has not yet selected the independent registered public accounting firm for the Company’s year ending December 31, 2010, but is expected to select the independent registered public accounting firm at the next Board Meeting.  The Company, through the Audit Committee and Board confirmation engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm since June 6, 2007, and the Firm has continued as its independent registered public accounting firm through December 31, 2009. It is expected that the Board will select PricewaterhouseCoopers, LLP to continue as the Company’s independent registered public accounting firm for the year ended December 31, 2010

A representative of PricewaterhouseCoopers LLP, who is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

ANNUAL REPORT

A copy of the Company’s 2009 Annual Report to Stockholders is being delivered to each stockholder as of the Record Date.  The Company’s Annual Report on Form 10–K for the year ended December 31, 2009, as filed with the SEC, is also available free of charge to all stockholders of record as of the Record Date by writing to the Company at 2553 Dulles View Drive, Suite 100, Herndon, Virginia, 20171-5219, Attention:  Investor Relations.

HOUSEHOLDING

Approved by the Securities and Exchange Commission, “Householding” allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to the Company at 2553 Dulles View Drive, Suite 100, Herndon, Virginia 20171-5219, Attention: Investor Relations, or call (703) 631-3333.

OTHER MATTERS

The Company currently knows of no matters to be submitted at the Meeting other than those described herein.  If any other matters properly come before the Meeting, the proxies will vote the Common Stock they represent as they deem advisable.  The persons named as attorneys-in-fact in the proxies are officers of the Company.

By Order of the Board of Directors

Charles E. DeLeon

Secretary

Herndon, Virginia

March 31, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GTSI CORP.

2010 Annual Meeting of Stockholders

The undersigned stockholder(s) of GTSI Corp., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2010, and Annual Report for the fiscal year ended December 31, 2009, and hereby appoints Scott W. Friedlander and Charles E. De Leon, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on April 21, 2010, at the Company’s headquarters located at 2553 Dulles View Drive, Suite 100, Herndon, Virginia, and at any adjournment(s) thereof, and to vote all Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below and as more particularly described in the Company’s above-mentioned Proxy Statement:

1.

Election of Directors.

   For All Nominees Listed Below

   Withhold Authority to Vote

(except as marked to the contrary below)

For All Nominees Listed

(Instruction:  To withhold the authority to vote for any individual nominee, mark the box next to that nominee’s name below.)

Name of Nominees for election as Class 1 directors of the Company:

   Daniel R. Young

   Joseph “Keith” Kellogg

   Lloyd Griffiths

   Linwood (Chip) Lacy, Jr.

Name of Nominee for election as Class 2 director of the Company:

   Scott W. Friedlander

2.

Other Business.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said Annual Meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:

__________________, 2010

_____________________________
Signature

_____________________________
Signature

This Proxy should be marked, dated and signed by each stockholder exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both parties should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.